UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Transocean Partners LLC
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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GLYN A. BARKER	Transocean Partners LLC
Chairman of the Board of Directors	40 George Street
London W1U 7DW
United Kingdom

KATHLEEN S. MCALLISTER

President, Chief Executive Officer and Chief Financial Officer

March 17, 2016

Dear Unitholder:

You are cordially invited to attend Transocean Partners LLC’s Annual Meeting of unitholders (the “Annual Meeting”) to be held on Thursday, May 5,  2016, at 5:00 p.m., local time, at 40 George Street, 4th Floor, London W1U 7DW, United Kingdom.

Information regarding the matters to be voted upon at this year’s Annual Meeting is attached in the Notice of Annual Meeting of Unitholders and the proxy statement. Please consider the items presented and vote your units as promptly as possible.

Your vote is important to us. Therefore, please provide your proxy by following the instructions provided in the proxy statement and on the Notice of Internet Availability of Proxy Materials. Even if you plan to attend the Annual Meeting, we encourage you to vote your units prior to the meeting. Additional information about voting your units is included in the proxy statement.

Our Annual Report on Form 10-K for the year ended December 31, 2015 accompanies the proxy materials.

Thank you for your continued support of Transocean Partners LLC.

Sincerely,

Glyn A. Barker	Kathleen S. McAllister
Chairman of the Board of Directors	President, Chief Executive Officer and Chief Financial Officer

Transocean Partners LLC

40 George Street

London W1U 7DW

United Kingdom

Notice of Annual Meeting of Unitholders

To the Unitholders of

Transocean Partners LLC:

Our Annual Meeting of unitholders will be held on Thursday, May 5,  2016, at 5:00 p.m., local time, at 40 George Street, 4th Floor, London W1U 7DW, United Kingdom, to:

1.	elect the director nominees named in the attached proxy statement,
2.	ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2016, and
3.	transact any other business that properly comes before the meeting, or any adjournment thereof.

The holders of our common units will be entitled to vote on all of the items at the Annual Meeting, and the holders of our subordinated units will be entitled to vote on the ratification of our auditors and any other business that properly comes before the meeting.

The Board of Directors recommends a vote “FOR” each of the director nominees and ratification of the appointment of the independent registered public accounting firm.

Information relating to the foregoing matters is set forth in the attached proxy statement. Our Board of Directors has fixed the close of business on March 10,  2016, as the record date for the Annual Meeting. All unitholders of record at the close of business on that date are entitled to notice of, and to be present and vote at, the Annual Meeting and at any adjournment thereof.

Raoul F. Dias
March 17, 2016	Managing Counsel and Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials

for the Unitholder Meeting to be held on May 5,  2016:

This Proxy Statement for the Annual Meeting and the Annual Report on Form 10-K for the fiscal year ended December 31, 2015, are available at www.proxyvote.com

Transocean Partners LLC

40 George Street

London W1U 7DW

United Kingdom

PROXY STATEMENT

GENERAL

References in this proxy statement to “the Company,” “we,” “our,” “us” or like terms refer to Transocean Partners LLC, organized as a limited liability company under the laws of the Republic of the Marshall Islands, and its subsidiaries. References in this proxy statement to “Transocean” refer, depending on the context, to Transocean Ltd. (NYSE: RIG, SIX: RIGN) and/or to any one or more of its direct and indirect subsidiaries, other than us. References in this proxy statement to “Transocean Member” refer to Transocean Partners Holdings Limited, an indirect wholly-owned subsidiary of Transocean Ltd., and the owner of the Transocean Member interest. The Transocean Member interest is a non-economic interest in Transocean Partners that includes the right to appoint three members of our Board of Directors (the “Board”) as further described herein. References in this proxy statement to the “LLC Agreement” refer to our Second Amended and Restated Limited Liability Company Agreement dated as of July 29, 2014. References in this proxy statement to “units” or “Membership Interest” refer collectively to common units and subordinated units of the Company. References in this proxy statement to “unitholders” refer to members of the Company owning our common units and/or our subordinated units.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Why am I receiving these materials?

These proxy materials are furnished to you in connection with the solicitation of proxies by the Board of the Company, for the annual meeting of our unitholders to be held on Thursday, May 5,  2016, at 5:00 p.m., local time, at 40 George Street, 4th Floor, London W1U 7DW, United Kingdom (the “Annual Meeting”). The proxies also may be voted at any adjournments or postponements of the Annual Meeting.

When will the proxy solicitation materials first be given to unitholders?

The Annual Report, together with the Notice of Annual Meeting and this Proxy Statement, will be first made available to unitholders on or about March 17,  2016.

Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?

We are utilizing the Securities and Exchange Commission (the “SEC”) rule that allows us to furnish our proxy materials over the Internet rather than sending a full set of materials by mail. All unitholders receiving the Notice of Internet Availability of Proxy Materials will have the option of (1) accessing the proxy materials over the Internet and voting by Internet or by phone or (2) requesting a paper copy of the proxy materials by mail by following the instructions in the “Notice of Internet Availability of Proxy Materials” (the "Notice"). If you do not timely request paper copies of the proxy materials, you should access the proxy materials online. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found in the Notice and below. We believe electronic delivery will expedite your receipt of our proxy materials while lowering costs of delivery and reducing the environmental impact.

What is included in the proxy materials?

The proxy materials include this proxy statement for our Annual Meeting and our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 (the “Annual Report”). If you receive a paper copy of these materials by mail, they also include a proxy card or voting instruction form.

I share an address with another unitholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

The Company has adopted a procedure called “householding,” which the SEC has approved. Under this procedure, the Company is delivering a single copy of the Notice and, if applicable, this Proxy Statement and the Annual Report to multiple unitholders who share the same address unless the Company has received contrary instructions from one or more of the unitholders. This procedure reduces the Company’s printing and mailing costs and the environmental impact. Unitholders who participate in householding will be able to access and receive separate proxy cards. Upon written or oral request, the Company will promptly deliver a separate copy of the Notice and, if applicable, this Proxy Statement and the Annual Report to any unitholder at a shared address to which the Company delivered a single copy of any of these documents.

To receive a separate copy of the Notice and, if applicable, this Proxy Statement or the Annual Report, unitholders may write or call the Company at the following address and telephone number:

Transocean Partners LLC

40 George Street

London W1U 7DW, United Kingdom

+44 20 3675 8410

Unitholders who hold units in “street name” (as described below) may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

Who is entitled to vote at the Annual Meeting, and how many votes do they have?

With respect to Proposal Nos. 1 and 2, holders of record of our common units who owned common units as of the close of business on March 10, 2016 (the “Record Date”) may vote at the Annual Meeting. Each common unit has one vote. There were 41,015,787 common units outstanding and entitled to vote on the Record Date.

With respect to Proposal No. 2, holders of record of our subordinated units who owned subordinated units as of the close of business on the Record Date may vote at the Annual Meeting. Each subordinated unit has one vote. There were 27,586,207 subordinated units outstanding and entitled to vote on the Record Date. The subordinated units are not entitled to vote on Proposal No.1.

Who may attend the Annual Meeting?

All unitholders as of the Record Date may attend the Annual Meeting.

You will need to bring proof of ownership of the units to enter the Annual Meeting. If you hold units directly in your name as a unitholder of record, you will need to bring the Notice or your proxy card. If you plan to attend the Annual Meeting, we ask that you vote your units by telephone, Internet or mail but keep your Notice or proxy card and bring it with you to the Annual Meeting.

If your units are registered or held in the name of your broker or bank or other nominee, your units are held in “street name.” Please note that if you hold your units in “street name,” you will need to bring proof of your ownership of the units as of the Record Date, such as a copy of a bank or brokerage statement, and check in at the registration desk at the Annual Meeting.

Please note that you also may be asked to present valid picture identification, such as a driver’s license or passport.

Because seating is limited, admission to the Annual Meeting will be on a first-come, first-served basis. For the safety of attendees, all boxes, handbags and briefcases are subject to inspection. Cameras (including cell phones with photographic capabilities), recording devices and other electronic devices are not permitted at the Annual Meeting.

What constitutes a quorum of unitholders?

We must have a quorum to conduct the Annual Meeting. Pursuant to our LLC Agreement, the holders of 33 1/3% of our outstanding common units and subordinated units represented in person or by proxy shall constitute a quorum at the Annual Meeting. As of the Record Date, there were 68,601,994 units outstanding; therefore, the presence of holders of 22,867,332 units is a quorum. Abstentions are counted for the purpose of determining the presence of a quorum. Broker non-votes (described below) will not be counted for the purpose of determining the presence of a quorum.

What is a proxy?

A proxy is another person that you authorize to vote on your behalf. We ask unitholders to instruct their proxies how to vote so that all units may be voted at the Annual Meeting even if the holders do not attend the Annual Meeting in person.

What is the voting requirement to approve each of the proposals?

•

Proposal No. 1—Election of Directors. A plurality of the votes of the common units present in person or represented by proxy at the Annual Meeting and entitled to vote is required to elect each director nominee, and

•

Proposal No. 2—Ratification of Ernst & Young LLP. The affirmative vote of a majority of the common units and the subordinated units, voting together as a single class, present in person or represented by proxy at the Annual Meeting and entitled to vote is required to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2016.

How are abstentions and broker non-votes treated?

An abstention occurs when a unitholder affirmatively chooses not to vote on a proposal. A broker non-vote occurs when a broker, bank, or other nominee who holds units for another person has not received voting instructions from the owner of the units and, under the rules of the New York Stock Exchange (the “NYSE”), does not have discretionary authority to vote on a matter. See “If my units are held in “street name” by my broker, bank or other nominee, will my broker, bank or other nominee vote my units for me?” below.

In tabulating the voting result for any particular proposal, units that constitute broker non-votes are not considered votes cast on that proposal. Thus, for purposes of Proposal No. 1 on the election of directors, abstentions and broker non-votes will not have any effect on the results of the votes and, for purposes of Proposal No. 2 on the ratification of Ernst & Young LLP, abstentions will have the same effect as a vote against the proposal.

If my units are held in “street name” by my broker, bank or other nominee, will my broker, bank or other nominee vote my units for me?

If your units are held by a broker, bank or other nominee, you will receive from that nominee a full meeting package including a voting instructions form to vote your units. Your broker, bank or other nominee may permit you to provide voting instructions by telephone or by Internet. Such nominees have the authority under NYSE rules to vote their clients’ unvoted units on certain routine matters. The matter covered by Proposal No. 2 (ratification of independent registered public accounting firm) is considered a routine matter under NYSE rules. Therefore, if you do not vote on this proposal, your broker, bank or other nominee may choose to vote for you or leave your units unvoted on that proposal.

NYSE rules, however, do not permit brokers, banks or other nominees to vote their clients’ unvoted units in the election of directors (Proposal No. 1). Therefore, if you do not vote on Proposal No. 1, your units will remain unvoted in the election of directors.  We urge you to respond to your broker, bank or other nominee so that your units will be voted.

How do I vote if I am a unitholder of record?

You must be present, or represented by proxy, at the Annual Meeting in order to vote your units. Because many of our unitholders are unable to attend the Annual Meeting in person, you may vote your units in the following ways:

By Internet	To vote your units over the Internet, please visit the website listed on the Notice and follow the on-screen instructions.

By Telephone	To vote your units by telephone, please call the phone number listed on the proxy card, or on the website listed on the Notice, and follow the instructions.

By Mail

If you requested paper copies of the proxy materials by mail, or have a printed proxy card, you may vote your units by completing, signing and dating your proxy card and mailing it in the pre-addressed, postage-paid envelope. If you do not sign your proxy card, your votes cannot be counted.

In Person	To ensure your units are represented, we ask that you vote your units by telephone, Internet or mail, even if you plan to attend the Annual Meeting.

If you plan to attend the Annual Meeting in person and need directions to the meeting site, please contact us at: info@deepwater.com.

How will my proxy vote my units?

Your units will be voted as you direct if you properly vote your units by proxy using the Internet or by telephone, or sign and return your proxy card or voting instructions form by mail. If you sign and return your proxy card or voting instructions form, but do not specify how you want your units voted, then your units will be voted “FOR” the election of each director nominee and “FOR” the ratification of the appointment of our independent registered public accounting firm. Also, you will give your proxies authority to vote, using their discretion, on any other business that properly comes before the Annual Meeting, including to adjourn the Annual Meeting. If you do not return a validly signed proxy card, your units will not be voted at the Annual Meeting.

Can I vote by proxy even if I plan to attend the Annual Meeting in Person?

Yes. If you vote by proxy and decide to attend the Annual Meeting in person, you do not need to fill out a ballot at the Annual Meeting unless you want to change your vote.

Why might I receive more than one proxy card? Should I vote on each proxy card I receive?

First, you may have various accounts with us that are registered differently, perhaps in different names or with different social security or federal tax identification numbers. Second, you may also own units indirectly through your broker. Your broker will send you a voting instructions form for these units. You should vote on each proxy card or voting instructions form you receive in accordance with the instructions set forth in those documents.

How do I change my vote or revoke my proxy?

If you are a unitholder of record, you may change your vote or revoke your proxy at any time before the Annual Meeting by:

•	notifying Raoul F. Dias, Corporate Secretary, in writing at 40 George Street, London W1U 7DW, United Kingdom that you are changing your vote;
•	providing subsequent Internet or telephone voting instructions;
•	completing and sending in another proxy card with a later date; or
•	attending the Annual Meeting and voting in person.

If you hold your units through a broker, bank or other nominee, you should contact your broker, bank or other nominee for instructions on how to change your vote or revoke your proxy.

Who is soliciting my proxy, how is it being solicited, and who pays the cost?

The Company, on behalf of the Board, through its directors, officers and employees, is soliciting proxies. The Company will bear the cost of the solicitation of proxies. In addition to solicitation over the Internet and by mail, the Company will reimburse brokers, banks and other custodians, nominees and fiduciaries for reasonable expenses incurred in forwarding proxy materials to beneficial owners of our units and obtaining their proxies. Certain directors, officers and other employees of the Company, not specifically employed for this purpose, may solicit proxies, without additional remuneration, by personal interview, mail, telephone, facsimile or electronic mail.

Where may I obtain additional information about Transocean Partners LLC?

We refer you to our Annual Report for additional information about us. Our Annual Report is included with your proxy materials. You may receive additional copies of our Annual Report at no charge through the Investor Relations section of our website at: www.transoceanpartners.com. This proxy statement and our Annual Report are also available at: www.transoceanpartners.com.

MATTERS YOU ARE VOTING ON AT THE ANNUAL MEETING

Proposal No. 1: Election of Directors

The LLC Agreement provides that the Board must consist of seven members, three of whom are appointed by the Transocean Member, in its sole discretion (the "Appointed Directors"), and four of whom are elected by our common unitholders at the Annual Meeting (the “Elected Directors”).

The Board has nominated Glyn A. Barker, Michael D. Lynch-Bell, John K. Plaxton and Norman J. Szydlowski for election as directors at the Annual Meeting for a term ending at the next Annual Meeting of the Company. Each of the nominated directors has agreed to serve if elected. However, if one of them is unable to serve, your duly appointed proxy will vote for the election of another person nominated by the Board. The Transocean Member intends to appoint Kathleen S. McAllister and Mark L. Mey as Appointed Directors for a term beginning at the Annual Meeting and ending at the next annual meeting of unitholders. The Transocean Member does not intend to appoint Samuel J. Merksamer, currently an Appointed Director, for another term but, instead, expects to identify another individual to appoint after Mr. Merksamer completes his current term ending at the Annual Meeting. Notwithstanding the foregoing, each Elected Director and Appointed Director shall serve until his or her successor shall have been duly elected and qualified or until his or her earlier death, resignation or removal. Biographical information, including a discussion of specific experience, qualifications, attributes and skills, for each of the director nominees, as well as for the Appointed Directors and other information about them is presented beginning on page 6. The Board recommends a vote “FOR” each director nominee.

Proposal No. 2: Ratification of Ernst & Young LLP as Independent Registered Public Accounting Firm for fiscal year 2016

This proposal is to ratify our appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2016. See Proposal No. 2 on page 9. The Board recommends a vote “FOR” this proposal.

Other Business Matters

The Board is not aware of any other business for the Annual Meeting. However,  if any matters are properly presented for action, the unitholders present at the Annual Meeting may vote on such items. If you are represented by proxy, your proxy will vote your units using his or her discretion.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

Nominees for Election to the Board of Directors

The Board believes that each director nominee possesses the experience, qualifications, attributes and skills, as described below, to enable such director nominee to make significant contributions to the Board, the Company and its unitholders. The information presented below sets forth each nominee’s, as well as each Appointed Director’s, specific experience, qualifications, attributes and skills that the Board considered in concluding that the nominee should serve as a director.

The information regarding the nominees presented below is as of March 10, 2016.

GLYN A. BARKER, age 62,  has served as Chairman of the Board of Directors since July 2015 and as a director since July 2014. Mr. Barker served as Vice Chairman-U.K. of PricewaterhouseCoopers LLP (PwC) from 2008 to 2011. He was also responsible for PwC’s strategy and business development for the geographic areas of Europe, the Middle East, Africa and India. Mr. Barker joined PwC in 1975 and became an audit partner in 1987. He then established PwC’s private equity-focused Transactions Services business and led it globally. He joined the Management Board of PwC in the UK as Head of the Assurance Practice in 2002. In 2006, he became UK Managing Partner and served in that role until 2008. Mr. Barker is a non-executive director of Transocean Ltd. (NYSE: RIG) (since 2012), Interserve plc (LON: IRV) (since 2016), Berkeley Group Holdings plc (LON: BKG) (since 2012) and Aviva plc (LON: AV) (since 2012) and Chairman of Irwin Mitchell Holdings Ltd (since 2012). He is also Deputy Chairman of the English National Opera Company (since 2009). Mr. Barker received his Bachelor of Science degree in Economics & Accounting in 1975 from the University of Bristol and is a Chartered Accountant.

The Board has concluded that Mr. Barker should remain on the Board and recommends that he be elected to serve an additional term. The Board believes that Mr. Barker's experience and background in diverse industries, along with his extensive financial and accounting background, will enhance the Board's ability to assess and guide the Company's financial strategy.

MICHAEL D. LYNCH-BELL, age 62, has served as a director of the Company since October 2014. Mr. Lynch-Bell served as an audit partner of Ernst & Young LLP (EY) from 1985 to 1997 and as a transaction advisory services partner of EY from 1997 to 2012. He further served as a senior partner transaction advisory services, IPO services and mining & metals of EY from 2011 to 2012. Mr. Lynch-Bell led EY’s global oil & gas practice, founded EY’s UK IPO practice and founded, developed and led EY’s global oil & gas and mining transaction advisory practices. He also created EY’s oil & gas and mining & metals corporate finance teams. Mr. Lynch-Bell joined EY in 1974 and retired in 2012. Mr. Lynch-Bell is a non-executive director of GEM Diamonds Limited (LON: GEMD) (since 2015), KAZ Minerals PLC (LON: KAZ) (since 2013), Lenta Limited (LON: LNTA) (since 2013) and Seven Energy Limited (since 2013). He is also honorary treasurer and board member of Action Aid International (since 2011) and trustee of 21st Century Legacy (since 2012). Mr. Lynch-Bell previously served as a director of Equus Petroleum plc from 2013 to 2014. Mr. Lynch-Bell received his Bachelor of Arts degree in Economics and Accountancy in 1974 from the University of Sheffield and is a Chartered Accountant.

The Board has concluded that Mr. Lynch-Bell should remain on the Board and recommends that he be elected to serve an additional term. The Board believes that Mr. Lynch-Bell's extensive financial and accounting background, along with his experience in the energy industry, will enhance the Board's ability to assess and guide the Company's financial strategy and the understanding of the Company's industry.

JOHN K. PLAXTON, age 60, has served as a director of the Company since November 2014. Mr. Plaxton served as a Managing Director of the Investment Bank of Merrill Lynch from 1997 to 2008 and of the Capital Markets Group of Bank of America Merrill Lynch, the corporate and investment management division of Bank of America, from 2008 to 2013. He was head of UK Corporate Finance from 2003 to 2007 and served as Chairman of the Bank of America Merrill Lynch Commitment Committee for Europe, the Middle East and Africa from 2007 to 2013. Mr. Plaxton joined Merrill Lynch in 1982. He currently is a director of the Bank of America Merrill Lynch European Pension Fund (since 2000). Mr. Plaxton received his Master‘s degree in Business Administration in 1982 from the University of Chicago and his Bachelor of Science degree in Economics in 1976 from the London School of Economics. Mr. Plaxton is a Chartered Accountant.

The Board has concluded that Mr. Plaxton should remain on the Board and recommends that he be elected to serve an additional term. The Board believes that Mr. Plaxton's extensive financial background will enhance the Board's ability to assess and guide the Board in reviewing strategic decisions for the Company.

NORMAN J. SZYDLOWSKI, age 64, has served as a director of the Company since November 2014. Mr. Szydlowski served as president and chief executive officer of SemGroup Corporation (NYSE: SEMG) from November 2009 to April 2014. Mr. Szydlowski also served as chairman of the board of directors, president and chief executive officer of SemGroup’s wholly-owned subsidiary Rose Rock Midstream GP, LLC, the general partner of Rose Rock Midstream, LP (NYSE: RRMS). From January 2006 until January 2009, Mr. Szydlowski served as president and chief executive officer of Colonial Pipeline Company, an interstate common carrier of petroleum products. From 2004 to 2005, he served as senior consultant to the Iraqi Ministry of Oil in Baghdad on behalf of the U.S. Department of Defense, where he lead an advisory team in the rehabilitation, infrastructure security and development of the future state of the Iraqi oil sector. From 2002 until 2004, he served as vice president of refining for Chevron Corporation. He joined Chevron in 1981 and served in various capacities of increasing responsibility in sales, planning, supply chain management, refining and plant operations, transportation and construction engineering. Mr. Szydlowski is a director of 8point3 General Partner, LLC, the general partner of 8point3 Energy Partners LP (since 2015) (NASDAQ: CAFD), Novus Energy, LLC (since 2014), Rebellion Photonics, Inc. (since 2014), and JP Energy GP II LLC, the general partner of JP Energy Partners LP (since 2014) (NYSE: JPEP). He previously served as a director of NGL Energy Holdings, LLC, the general partner of NGL Energy Partners LP (NYSE: NGL) from 2011 to 2014. Mr. Szydlowski received his Master’s degree in Business Administration in 1976 from the Indiana University in Bloomington and his Bachelor’s degree in Mechanical Engineering in 1974 from the Kettering University in Flint, Michigan.

The Board has concluded that Mr. Szydlowski should remain on the Board and recommends that he be elected to serve an additional term. Mr. Szydlowski has significant experience in the energy industry, including master limited partnerships. This experience and the perspective it brings benefits the Board’s understanding of the Company's industry and its customers.

Recommendation of the Board of Directors

THE BOARD UNANIMOUSLY RECOMMENDS THAT UNITHOLDERS VOTE FOR THE ELECTION OF EACH OF THE DIRECTOR NOMINEES LISTED ABOVE.

Appointed Directors

The directors listed below are current members of the Board who have been appointed by the Transocean Member in accordance with the LLC Agreement and who are expected to be reappointed by the Transocean Member to serve on the Board for an additional term without being elected at the Annual Meeting.

The information regarding the directors presented below is as of March 10,  2016.

MARK L. MEY, age 52, has served as a director of the Company since June 2015. Mr. Mey is Executive Vice President and Chief Financial Officer of Transocean Ltd. He joined Transocean as the company’s CFO in May 2015. He previously served as Executive Vice President and Chief Financial Officer of Atwood Oceanics. Including his almost five years at Atwood, he has over 28 years of experience in the energy and financial services industries in both the United States and South Africa. Prior to Atwood, Mr. Mey was Senior Vice President and Chief Financial Officer and a Director of Scorpion Offshore Ltd. He also held positions of increasing responsibility during his 12 years with offshore driller Noble Corporation, including Vice President and Treasurer. Mr. Mey earned an Advanced Diploma in Accounting and a Bachelor of Commerce degree from the University of Port Elizabeth, South Africa. He is a Chartered Accountant and attended the Harvard Business School Executive Advanced Management Program.

The Board believes that Mr. Mey's expertise in finance, law and his industry experience enhance the Board’s ability to assess and guide the Company.

KATHLEEN S. MCALLISTER, age 51, has served as a director of the Company since July 2014 and as President & Chief Executive Officer of the Company since June 2014. Since February 2016, she has served as both President & Chief Executive Officer and Chief Financial Officer. From June 2014 to July 2014, Ms. McAllister also served as our Interim Chief Financial Officer. From December 2011 to June 2014, Ms. McAllister served as Vice President and Treasurer of Transocean Ltd. From March 2011 to December 2011, she served as Assistant Treasurer of Transocean Ltd. Ms. McAllister joined Transocean Ltd. in 2005 as Director of Tax Reporting and subsequently served as Finance Director for the Americas

Business Unit and the North America Division. Before joining Transocean Ltd., she served in various tax, treasury and finance roles at Helix Energy Solutions Group, Veritas DGC Inc. and Baker Hughes Inc. and began her career at Deloitte & Touche. Ms. McAllister received her Bachelor of Science degree in Accounting from the University of Houston in 1989.

The Board believes that it is important for the Company's Chief Executive Officer to serve on the Board. The Chief Executive Officer provides a link between the Board and senior management, and the Board believes that this perspective is important in making decisions for the Company.

Family Relationships

There are no family relationships between any of our executive officers or director nominees or Appointed Directors.

PROPOSAL NO. 2: RATIFICATION OF ERNST & YOUNG LLP

AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FOR FISCAL YEAR 2016

General

Management is responsible for our internal controls and the financial reporting process. Our independent registered public accounting firm, Ernst & Young LLP, is responsible for performing independent audits of our Consolidated Financial Statements and issuing an opinion on the conformity of those audited financial statements with United States generally accepted accounting principles ("US GAAP"). The Audit Committee monitors our financial reporting process and reports to the Board on its findings.

The Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016. Ernst & Young LLP has been our independent auditor since 2014. A member of Ernst & Young LLP will be present at the Annual Meeting and will have the opportunity to make a statement, if he or she desires to do so, and will be available to answer appropriate questions. If the unitholders fail to ratify Ernst & Young LLP as the independent registered public accounting firm, the Audit Committee will reconsider its selection.

In connection with our initial public offering and the formation of our Audit Committee, we adopted a policy for pre-approving the services and associated fees of our independent registered public accounting firm. Under this policy, the Audit Committee pre-approves all auditing services, review and attest engagements and permitted non-audit services to be performed by our independent registered public accounting firm. The policy requires advance approval by the Audit Committee of all audit and non-audit work; provided that the Chairman of the Audit Committee may grant pre-approvals of audit or non-audit work so long as such pre-approvals are presented to the full Audit Committee at its next scheduled meeting. Unless the specific service has been previously pre-approved with respect to the 12-month period following the advance approval, the Audit Committee must approve a service before the independent registered public accounting firm is engaged to perform the service. Requests for services that have received this pre-approval are subject to specified fee or budget restrictions, as well as internal management controls.

Audit Fees for Ernst & Young LLP and its affiliates for each of the fiscal years 2015 and 2014 and Audit-Related Fees, Tax Fees and All Other Fees for services rendered in 2015 and 2014 are as follows:

	2015	2014(1)
Audit Fees(2)	$922,118	$734,000
Audit-Related Fees(3)	$16,500	__
Tax Fees(4)	__	__
All Other Fees(4)	__	__
Total	$938,618	$734,000

(1)

The audit fees include those associated with our annual audit for the year ended December 31, 2014, and the review of our quarterly report on Form 10-Q for the three and nine months ended September 30, 2014. For the period prior to completion of our initial public offering on August 5, 2014, audit fees and audit-related fees were included as part of the aggregate fees billed to and paid by Transocean Ltd.

(2)

The audit fees include those associated with our annual audit, reviews of our quarterly reports on Form 10-Q, statutory audits of our subsidiaries, services associated with documents filed with the SEC and audit consultations.

(3)	The audit-related fees include services in connection with the issuance of consents relating to the Form S-8 and Form S-3 filed by the Company on February 26, 2015 and August 6, 2015, respectively.
(4)	In the periods presented, Ernst & Young LLP did not render services to us that would be categorized as tax services, or other services other than audit fees and audit-related fees.

The Audit Committee has established procedures for engaging Ernst & Young LLP to perform services other than audit, review and attest services. In order to safeguard the independence of Ernst & Young LLP, for each engagement to perform such non-audit service, (a) management and Ernst & Young LLP must affirm to the Audit Committee that the proposed non-audit service is not prohibited by applicable laws, rules or regulations; (b) management must describe the reasons for hiring Ernst & Young LLP to perform the services; and (c) Ernst & Young LLP must affirm to the Audit

Committee that it is qualified to perform the services. The Audit Committee has delegated to its chairman its authority to pre-approve such services in limited circumstances, and any such pre-approvals are reported to the Audit Committee at its next regular meeting. All services provided by Ernst & Young LLP in 2015 were audit or audit-related and are permissible under applicable laws, rules and regulations and were pre-approved by the Audit Committee in accordance with its procedures. In 2015, the Audit Committee considered all services provided by Ernst & Young LLP in assessing its independence.

Recommendation of the Board of Directors

THE BOARD UNANIMOUSLY RECOMMENDS THAT UNITHOLDERS VOTE FOR THIS PROPOSAL NO. 2.

CORPORATE GOVERNANCE

Transocean indirectly controls a majority of the voting power of our outstanding Membership Interests. As a result, we are a “controlled company” under the NYSE corporate governance standards. As a controlled company, we are exempt from complying with certain corporate governance requirements, including:

•	that we have a compensation committee or nominating and corporate governance committee;
•	that a majority of the Board consists of “independent directors,” as defined under the rules of the NYSE;
•

that any corporate governance and nominating committee or compensation committee be composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities;

•	that we conduct an annual performance evaluation of the nominating and corporate governance committee and compensation committee; and
•	that we assess the independence of consultants, legal counsel and other advisors selected by the compensation committee.

Notwithstanding the above exemptions, the Board has established a compensation committee and a majority of our directors qualify as "independent" under NYSE rules. We are committed to upholding high standards of corporate governance and business conduct and believe that we have implemented good corporate governance practices. We regularly review and update our Code of Integrity and conduct mandatory online training for employees, officers and directors on our Code of Integrity and other relevant compliance topics.

The Board continually evaluates the Company’s and the Board’s governance practices and formally reviews all committee charters along with the Board’s governance principles at least annually. The Board further periodically receives updates regarding new developments in the corporate governance arena. Our governance principles and our committee charters also require, among other things, that the committees and the Board annually evaluate their own performance.

Our current governance documents may be found on our website at: www.transoceanpartners.com under “Investor Relations-Governance.” Among the information you can find there is the following:

•	LLC Agreement;
•	Corporate Governance Guidelines;
•	Audit Committee Charter;
•	Compensation Committee Charter; and
•	Code of Integrity.

Information contained on our website is not part of this proxy statement. We will continue to monitor our governance practices in order to maintain our high standards.

Board Composition and Independence

The Board currently consists of seven members. In accordance with the LLC Agreement, the Board must consist of seven individuals, with four elected at the Annual Meeting and the remaining three appointed by the Transocean Member. The Board believes that there should be no more than two directors who are employees of the Company at any time.

The elected directors will serve for one-year terms. However, pursuant to the LLC Agreement, the Transocean Member can elect to classify the Board at any time. Upon such election, the four directors elected by the unitholders will be divided into three classes and the election of the elected directors would be on a staggered basis to serve for three-year terms, meaning that the members of only one class of elected directors will be elected each year.

If any Appointed Director is removed, resigns or is otherwise unable to serve as a member of the Board, or a vacancy otherwise exists, the Transocean Member will appoint an individual to fill the vacancy. If any Elected Director is removed, resigns or is unable to serve as a member of the Board, or a vacancy otherwise exists, a majority of the Elected Directors then serving will fill the vacancy by electing an individual who meets the criteria for service as an Elected Director and is elected by a majority of the Elected Directors then serving. A director appointed or elected to fill such a vacancy shall be appointed or elected, as the case may be, for no longer than the unexpired term of his predecessor in office and notwithstanding the foregoing shall serve until his successor shall have been duly elected and qualified, or until his earlier death, resignation or removal. In addition, the directors appointed by the Transocean Member will serve for terms determined by the Transocean Member. The directors appointed by the Transocean Member may designate a member of the Board to be the Chairman of the Board. Specific rights of the Transocean Member are designated in our LLC Agreement.

Under our LLC Agreement, common unitholders that own 50 percent or more of our common units have the ability to request that cumulative voting be in effect for the election of Elected Directors. Cumulative voting is an irrevocable election that allows for the unitholder to allocate its votes cumulatively, rather than proportionally. Therefore, as long as Transocean owns 50 percent or more of our common units, it will have the ability to request that cumulative voting be in effect for the election of Elected Directors, which would enable Transocean to elect one or more of the Elected Directors even after it owns less than 50 percent of our common units. As a result, if cumulative voting was in effect, Transocean would have the ability to appoint the majority of our Board as long as it retains at least 20 percent of our common units.

Although the Company is a “controlled company” and a majority of our directors are not required to be independent, the Company’s Corporate Governance Guidelines provide that at least a majority of the directors should meet the independence requirements of the NYSE. Additionally, the Corporate Governance Guidelines provide that a majority of the members of the Board must meet U.K. residency requirements as necessary under applicable tax rulings and regulations.

The Board has determined that all directors, except Ms. McAllister and Mr. Mey, are independent under the applicable rules of the NYSE, the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the SEC. In making its independence determinations, the Board reviewed (i) information regarding relevant relationships, arrangements or transactions between the Company and each director or parties affiliated with such director, (ii) Company records and (iii) publicly available information.

In making its independence determinations, the Board considered the fact that, while such relationships do not preclude independence under the NYSE rules or the Company’s guidelines, Messrs. Barker, Merksamer and Lynch-Bell are, or within the past three years have been, directors or officers of companies with which we conduct business in the ordinary course.

Since 2012, Mr. Barker has served as a non-executive director of Aviva plc, a company that provides insurance-related services to Transocean. Until 2015, Mr. Merksamer has served as a non-executive director of Talisman Energy, from which Transocean receives revenues for performing services. Both Mr. Barker and Mr. Merksamer serve as directors of Transocean Ltd. Until 2013, Mr. Lynch-Bell was a consultant of Ernst & Young LLP, the Company’s independent registered public accounting firm. Until 2012, Mr. Lynch-Bell was a partner of Ernst & Young LLP.

The Board believes that all transactions with these companies were on arm’s-length terms that were reasonable and competitive. Accordingly, the Board concluded that these relationships have no effect on the independence of these directors. Because of our and Transocean's extensive operations, transactions and director relationships, transactions of this nature are expected to take place in the ordinary course of business in the future.

In February 2016, American International Group, Inc. announced that Mr. Merksamer will be nominated as  a non-executive director of American International Group, Inc. for election at its 2016 annual meeting of shareholders. American International Group, Inc. provides insurance-related services to Transocean.

Board Leadership Structure and Role in Risk Oversight

The Board is responsible for risk oversight of our activities with various aspects of risk oversight delegated to the Audit Committee. The Board periodically discusses with management our policies governing the process by which risk assessment and risk management is undertaken and our major risk exposures and the steps management has taken to monitor and control such exposures. The Audit Committee is responsible for discussing the Company’s policies and guidelines with respect to enterprise risk assessment and enterprise risk management, as well as major financial risk exposures. The Board believes that our current Board leadership structure takes into account the Board’s role in risk management oversight including the appropriate delegation of risk management oversight responsibilities to the Audit Committee.

The Board has chosen not to combine the positions of Chief Executive Officer and Chairman of the Board. The Board believes that this is currently the most appropriate structure for the Company because separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while our Chairman of the Board presides over the Board as it provides advice to, and oversight of, management and the Company’s operations. The Board recognizes the time, effort, and energy that the Chief Executive Officer is required to devote to her position and the additional commitment the position of Chairman of the Board requires. The Board believes that having separate positions and having another director serve as Chairman of the Board is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance.

Board Meetings

During 2015, the Board met six times. Each of our directors, other than Mr. Mey (who attended one of two meetings since he joined the Board in June 2015), and Mr. Merksamer (who attended four out of six meetings in 2015), attended at least 80% of the meetings during the year since he or she was elected or appointed as a director of the Company, including committees on which the director served. Pursuant to the Company's Corporate Governance Guidelines, the Board shall conduct no fewer than four regular meetings annually.

Executive Sessions

Our independent directors  (i.e., all directors except for Ms. McAllister and Mr. Mey) met in executive session without management and our other non-independent director at each of the regularly scheduled Board meetings held in 2015. Our non-management directors (i.e., all directors except for Ms. McAllister) further met in executive session without management at each of the regularly scheduled Board meetings held in 2015. During 2016, our independent directors and our non-management directors are again scheduled to meet in executive session at each regularly scheduled Board meeting. The independent directors and the non-management directors generally designate the Chairman of the Board to act as the presiding director for executive sessions.

Policy on Attending the Annual Meeting

The Company’s directors are encouraged to attend our annual meetings of unitholders, but we do not currently have a policy relating to director attendance. At the 2015 annual meeting, all directors then serving on the Board were in attendance.

Restrictions on Pledging, Hedging and Margin Accounts

Pursuant to our Insider Trading Policy, employees, officers and directors of the Company are restricted from pledging, hedging or holding units in a margin account.

Committees of the Board of Directors

There are three standing committees of the Board: the Audit Committee, the Conflicts Committee and the Compensation Committee. In addition, the Board may from time to time form special committees to consider particular matters that arise. As described above, the Board does not have a Nominating and Corporate Governance Committee because it is a controlled company under NYSE rules. The Audit Committee and the Compensation Committee each have adopted a charter, copies of which we maintain on our website, www.transoceanpartners.com, along with a copy of our Corporate Governance Guidelines.

Audit Committee: The Audit Committee was formed in July 2014. The Audit Committee is responsible for the selection, retention and termination of our independent registered public accountants. The Audit Committee is directly responsible for the compensation and oversight of our independent registered public accountants. The Audit Committee further advises, as necessary, in the selection of the lead audit partner. The Audit Committee also monitors the integrity of our financial statements and the independence and performance of our auditors and their lead audit partner and reviews our financial reporting processes. The Audit Committee reviews and reports to the Board the scope and results of audits by our independent registered public accounting firm and our internal auditing staff and reviews the audit and other professional services rendered by the accounting firm. It also reviews with the accounting firm the adequacy of our system of internal controls. It reviews transactions between us and our directors and officers for disclosure in the proxy statement, our policies regarding those transactions and compliance with our business ethics and conflict of interest policies. The Audit Committee also is responsible for establishing, reviewing and overseeing internal processes for the receipt and treatment of complaints or allegations related to accounting, internal controls or audit matters. It also monitors the Company’s financial risk exposures and the steps taken to manage such risks.

The Board requires that all members of the Audit Committee be financially literate and that at least one member qualify as an “audit committee financial expert,” as defined by SEC rules. An “audit committee financial expert” is defined as a person who, based on his or her experience, possesses all of the following attributes:

•	an understanding of generally accepted accounting principles and financial statements;
•	an ability to assess the general application of such principles in connection with the accounting for estimates, accruals, and reserves;
•

experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and level of complexity of issues that can reasonably be expected to be raised by our financial statements, or experience actively supervising one or more persons engaged in such activities;

•	an understanding of internal controls and procedures for financial reporting; and
•	an understanding of audit committee functions.

The person must have acquired such attributes through one or more of the following:

•

education and experience as a principal financial officer, principal accounting officer, controller, public accountant or auditor or experience in one or more positions that involve the performance of similar functions;

•	experience actively supervising a principal financial officer, principal accounting officer, controller, public accountant, auditor or person performing similar functions;
•	experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements; or
•	other relevant experience.

The current members of the Audit Committee are Mr. Lynch-Bell, Chairman, and Messrs. Barker and Szydlowski. Mr. Lynch-Bell assumed the chairmanship in July 2015; Mr. Barker acted as Chairman from July 2014 to July 2015. The Board has reviewed the criteria set by the SEC and determined that each of the current members of the Audit Committee is “financially literate” and that Mr. Lynch-Bell qualifies as an “audit committee financial expert” as defined by the SEC. In addition, the Board has determined that Mr. Lynch-Bell qualifies under NYSE rules as having accounting or related financial management expertise. Mr. Lynch-Bell is a chartered accountant, was an audit partner of Ernst & Young LLP and also served as senior partner transaction advisory services, IPO services and mining & metals of Ernst & Young LLP from 2011 to 2012. NYSE rules restrict directors who have relationships with the Company that may interfere with their independence from management and the Company from serving on the Audit Committee. The Board has determined that all members of the Audit Committee qualify as independent directors under the applicable rules of the NYSE, the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the SEC. Messrs. Lynch-Bell and Barker currently serve on the audit committees of four public companies, including our Audit Committee. Pursuant to the NYSE rules and regulations, our Board has determined that their simultaneous service on the audit committees of four public companies does not impair their ability to effectively serve on our Audit Committee. The Audit Committee met five times during 2015.

Compensation Committee: The Compensation Committee was formed in November 2014. The purpose of the Compensation Committee is to assist the Board in (1) developing an appropriate compensation program for members of the Board, executives and other senior officers and (2) complying with the Board’s legal and regulatory requirements as to Board member, executive and senior officer compensation in order to facilitate the Company’s ability to attract, retain and motivate qualified individuals in a system that aligns compensation with the Company’s business performance. The authority and responsibilities of the Compensation Committee include, among others, the following:

•	annually review and approve the compensation paid to the Board and executive officers;
•	select appropriate peer groups and market reference points against which the Board and executive officer compensation is compared;
•	annually establish focus areas for our CEO, annually review the CEO’s performance in light of the focus areas and set the CEO’s compensation based on this evaluation, together with competitive data;

•

administer our Incentive Compensation Plan, and any other compensation plans or arrangements providing for benefits primarily to members of the Board and to executive officers in accordance with goals and objectives established by the Board, the terms of the plans, and any applicable rules and regulations;

•	consider and make recommendations to the Board, with guidance from an outside compensation consultant, concerning the existing Board and executive compensation programs and changes to such programs;
•

consider, with guidance from an outside compensation consultant, and approve the terms of any contractual agreements and other similar arrangements that may be entered into with members of the Board and executive officers; provided, however, that the Compensation Committee shall not recommend and the Board shall not authorize ‘‘single-trigger’’ change of control agreements for any of our officers;

•	assess the risks of the Company’s compensation arrangements applicable to members of the Board and the officers and other employees of the Company; and
•

retain and approve the fees of legal, accounting or other advisors, including any compensation consultant, employed by the Committee to assist it in the evaluation of executive and director compensation.

The Compensation Committee engaged Pay Governance as its independent compensation consultant. Pay Governance is also retained as independent consultant by the compensation committee of Transocean Ltd. Before engaging Pay Governance, the Compensation Committee assessed whether the work of Pay Governance for the compensation committee of Transocean Ltd. raised any conflict of interest, including a review of a number of independence factors, which included the factors set forth under Rule 10C-1 of the Securities Exchange Act of 1934, as amended, and the Compensation Committee concluded that no conflict of interest was raised that would prevent Pay Governance from independently representing the Compensation Committee.

The current members of the Compensation Committee are Mr. Lynch-Bell, Chairman (since November 2014), and Messrs. Merksamer (since November 2014) and Plaxton (since November 2014). Although the Company is a “controlled company” and our Compensation Committee is not required to comply with the additional independence requirements for compensation committee members under NYSE rules, the Board has determined that Mr. Lynch-Bell and Mr. Plaxton qualify as independent under these rules. The Compensation Committee met five times during 2015.

Conflicts Committee: The Conflicts Committee was formed in November 2014. The purpose of the Conflicts Committee is to assist the Board, at its discretion, with reviewing specific matters that the Board believes may involve conflicts of interest. The Conflicts Committee will determine if the resolution of the conflict of interest is fair and reasonable to us. The members of the Conflicts Committee may not be officers or employees of the Company or directors, officers or employees of the Transocean Member or its affiliates, and must meet the independence standards established by the SEC and the NYSE to serve on an audit committee of a board of directors and certain other requirements. In addition, the members of our Conflicts Committee may not own any interest in the Company or our subsidiaries, the Transocean Member or any affiliate of the Transocean Member other than Company common units and awards, if any, under our incentive compensation plan. Certain of our directors are currently and may be in the future outside directors of Transocean and may therefore meet the independence standards established by the NYSE, but any such directors nevertheless are not and would not be eligible to serve on the Conflicts Committee as a result of their relationship with Transocean. Any matters approved by the Conflicts Committee will be deemed to have been approved in good faith, approved by all of our members, and not a breach by our directors, the Transocean Member or its affiliates of any duties any of them may owe us or our unitholders.

The current members of the Conflicts Committee are Mr. Plaxton, Chairman (since November 2014), and Messrs. Lynch-Bell (since November 2014) and Szydlowski (since November 2014). The Board has determined that all members of the Conflicts Committee qualify as independent directors under the applicable rules of the NYSE, the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the SEC. The Conflicts Committee met two times during 2015.

Compensation Committee Interlocks and Insider Participation

No interlocking relationships exist between the members of our Compensation Committee and the board of directors or compensation committee of any other company.

PROCESS FOR NOMINATING DIRECTORS

The Board believes that the backgrounds and qualifications of the current director nominees and the Appointed Directors, considered as a group, provide a broad diversity of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. We discuss each nominee’s and each Appointed Director's specific experience, qualifications, attributes and skills in Director Nominees and Appointed Directors.

The Board does not have a specific policy regarding diversity in the selection of director nominees. However, the Board does consider diversity in the director nominee selection process. The Board has the goal of having the directors reflect the global diversity of the Company’s workforce, its clients and the cultures in which it operates.

As described above, the Board does not have a Nominating and Corporate Governance Committee because it is a controlled company under the NYSE rules. The full Board participates in the consideration of director nominees. The Board annually reviews the qualifications and backgrounds of the directors, as well as the overall composition of the Board. This review considers, among others, the following criteria, which are set forth in our Corporate Governance Guidelines:

•	independence;
•	skills and expertise;
•	breadth of business knowledge;
•	whether the candidate has sufficient time and willingness to fulfill the substantial duties and responsibilities of a director;
•	the number of other public company boards a candidate serves on;
•	whether the candidate has demonstrated the high level of character and integrity expected by us; and
•

whether the candidate will contribute to the overall diversity of Board in terms of management, operations and financial skills and experience and reflect the diversity of the Company’s workforce and operations.

In light of the Board’s ability to nominate all Elected Directors, the Board has not adopted a formal policy with regard to the consideration of any director candidates recommended by other unitholders. However, if another unitholder were to recommend a director candidate, the Board would consider such candidate in the same manner as it reviews its own nominees. From time-to-time, the Board may retain third party search firms to assist the Board in identifying and evaluating potential nominees to serve on the Board.

UNITHOLDER COMMUNICATIONS

Any communications from our unitholders to the Board shall be directed to our Corporate Secretary, who will forward these communications, as appropriate, to the addressee depending on the facts and circumstances outlined in the communication. Communications that do not directly relate to the directors’ duties and responsibilities will be excluded from distribution by our Corporate Secretary. Such excluded items may include: “spam,” advertisements, mass mailings, form letters and e-mail campaigns that involve unduly large numbers of similar communications, solicitations for goods, services, employment or contributions, surveys and individual product inquiries or complaints. Additionally, communications that appear to be unduly hostile, intimidating, threatening, illegal or similarly inappropriate will be screened for omission. Any omitted or deleted communications will be made available to any director upon request. All other communications addressed to the Board that do directly relate to the Board’s duties and responsibilities will be forwarded to Mr. Barker and Ms. McAllister for their review. Any unitholder who wishes to communicate with the Board may submit such communication in writing to the Corporate Secretary, Transocean Partners LLC, 40 George Street, London W1U 7DW, United Kingdom.

TRANSACTIONS WITH RELATED PERSONS

As of the Record Date, the Transocean Member owned 21,254,310 common units and 27,586,207 subordinated units, representing a  71.2 percent limited liability company interest in us. The Transocean Member also owns the non-economic Transocean Member interest in us and all of our incentive distribution rights. In addition, the Transocean Member owns a 49 percent non-controlling interest in each of the companies that own and operate the drilling rigs in our initial fleet (together the “RigCos”). Transocean’s ability, as the sole owner of the Transocean Member, to control the appointment of three of the seven members of the Board and to approve certain significant actions we may take, and the Transocean Member’s common and subordinated unit ownership and its right to vote the subordinated units as a separate class on certain matters mean that Transocean will have the ability to exercise significant influence regarding our management.

We, and other parties, have entered into various agreements with Transocean in relation to our initial public offering on August 5, 2014. These agreements were not the result of arm’s-length negotiations and neither the agreements nor any of the transactions that they provide for, were effected on terms at least as favorable to the parties to these agreements as they could have obtained from unaffiliated third parties. All of the transaction expenses incurred in connection with these transactions were paid from the proceeds of the Company’s public offering.

Omnibus Agreement

On August 5, 2014, we entered into an omnibus agreement (the “Omnibus Agreement”) with Transocean. The following discussion describes certain provisions of the omnibus agreement.

Non-competition. Under the Omnibus Agreement, Transocean agreed, and will cause its controlled affiliates (other than us, our subsidiaries and any publicly held affiliates of Transocean) to agree, not to acquire, own, operate or contract for any drilling rig that was constructed in 2009 or later and is operating under a contract for five or more years. For purposes of determining the length of the contract for purposes of the omnibus agreement, the drilling contract is deemed to commence on the commencement date of the drilling contract or the date of execution of an extension related thereto and does not include any unexercised customer option to extend the term of such drilling contract. We refer to these drilling rigs, together with any related contracts and any associated assets, as “Five-Year Drilling Rigs” and to all other drilling rigs, together with any related contracts and any associated assets, as “Non-Five-Year Drilling Rigs.” The restrictions in this paragraph will not prevent Transocean (including us and our subsidiaries, except as set forth below) from:

(1) acquiring, owning, operating or contracting for Non-Five-Year Drilling Rigs;

(2)  acquiring, owning, operating or contracting one or more Five-Year Drilling Rigs if Transocean offers to sell the drilling rig to us for the greater of (x) acquisition price or (y) its fair market value (taking into account, among other things, the anticipated cash flows under the associated drilling contracts), plus in either case any additional taxes (including tax credits used and benefits foregone), flag administration, financing, debt premium prepayment or make-whole costs, consent fees, transaction costs, financial advisory, legal and other similar costs associated with the transfer to us at the time of the acquisition (which we refer to as “break-up costs”);

(3)  constructing any drilling rig that, upon commencement of its drilling contract, will become a Five-Year Drilling Rig (and acquiring, owning, operating or contracting such rig that is constructed) if, either after the entry into such drilling contract or upon commencement of such drilling contract, Transocean offers to sell such Five-Year Drilling Rig to us (x) for the all-in construction price (if the offer was made after the entry into the drilling contract) or (y) for the greater of (1) the all-in construction price or (2) its fair market value (taking into account the anticipated cash flows under the associated drilling contracts), plus any break-up costs (if the offer was made upon commencement of the drilling contract);

(4)  putting a Non-Five-Year Drilling Rig under contract for five or more years and acquiring, owning and operating such rig if, either before or after the time such rig becomes a Five-Year Drilling Rig, Transocean offers to sell the Non-Five-Year Drilling Rig to us for its fair market value (taking into account, among other things, the anticipated cash flows under the associated drilling contracts) plus any break-up costs (x) after the time it becomes a Five-Year Drilling Rig and (y) at each renewal or extension of that contract for a term of five years or longer;

(5)  acquiring one or more Five-Year Drilling Rigs as part of the acquisition of a controlling interest in a business or package of assets and owning, operating or contracting for those drilling rigs; provided, however, that:

(a) if less than a majority of the value of the business (before taking into account any debt or other associated liabilities) or assets to be acquired is attributable to Five-Year Drilling Rigs, as determined in good faith by Transocean’s board of directors, Transocean may consummate the acquisition of the business or assets but must promptly thereafter offer to sell such Five-Year Drilling Rig(s) to us for the greater of (x) their acquisition price or (y) their fair market value (taking into account, among other things, the anticipated cash flows under the associated drilling contracts), plus any break-up costs; and

(b) if a majority or more of the value of the business (before taking into account any debt or other associated liabilities) or assets to be acquired is attributable to Five-Year Drilling Rigs, as determined in good faith by Transocean’s board of directors, Transocean must notify us of the proposed acquisition in writing in advance of acquiring such business or assets. We will, not later than the 10th calendar day following receipt of such notice, notify Transocean if we wish to acquire any Five-Year Drilling Rig forming part of that business or package of assets in cooperation and simultaneously with Transocean acquiring the Non-Five-Year Drilling Rigs forming part of that business or package of assets. If we do not notify Transocean of our intent to pursue the acquisition within 10 calendar days, Transocean may proceed with the acquisition but then must offer to sell Five-Year Drilling Rigs to us as provided in paragraph (a) above;

(6) acquiring a noncontrolling interest in any company, business or pool of assets;

(7)  acquiring, owning, operating or contracting any Five-Year Drilling Rig if we do not fulfill our obligation to purchase such drilling rig in accordance with the terms of any existing or future agreement;

(8)  acquiring, owning, operating or contracting a Five-Year Drilling Rig subject to the offers to us described in paragraphs (2), (3), (4) and (5)(a) above pending our determination whether to accept such offers and pending the closing of any offers we accept;

(9)  providing rig management, operating or similar services relating to any drillship or other drilling rig, including pursuant to a transition services agreement, operating agreement, bareboat charter or other similar agreement;

(10) owning or operating a Five-Year Drilling Rig that Transocean owns and operates as of the closing of our public offering (including, for the avoidance of doubt, all drilling rigs under construction or contracted to be constructed that have or are contemplated to have a related drilling contract for five or more years) and that is not included in the fleet of drillships and other drilling rigs contributed to us in connection with the closing of our public offering;

(11) acquiring, owning, operating or contracting any Five-Year Drilling Rig if we have previously advised Transocean that we consent to such acquisition, operation or contract; or
(12) acquiring, owning, operating or contracting any Five-Year Drilling Rig in transactions with any other members of the Transocean group.

If Transocean (other than us, our subsidiaries and any publicly held affiliates of Transocean) acquires, owns, operates or contracts for Five-Year Drilling Rigs pursuant to any of the exceptions described above, it may not subsequently enter into any new drilling contracts for such Five-Year Drilling Rigs without again complying with the provisions described above. The omnibus agreement does not prohibit Transocean Ltd. from forming a new publicly traded entity that will not be subject to the omnibus agreement and that may compete with us.

In addition, under the omnibus agreement we agreed, and will cause our subsidiaries to agree, not to acquire, own, operate or contract for any Non-Five-Year Drilling Rigs. The restrictions in this paragraph will not prevent us from:

(1) acquiring, owning, operating or contracting any Five-Year Drilling Rig;

(2)  acquiring, owning, operating or contracting one or more Non-Five-Year Drilling Rigs if we offer to sell such Non-Five-Year Drilling Rig to Transocean for the greater of (x) acquisition price or (y) its fair market value (taking into account the anticipated cash flows under the associated drilling contracts), plus any break-up costs;

(3)  constructing any drilling rig that, upon commencement of its drilling contract, will become a Non-Five-Year Drilling Rig (and acquiring, owning, operating or contracting such rig once constructed) if, either after the entry into the drilling contract or upon commencement of the drilling contract, we offer to sell such Non-Five-Year Drilling Rig to Transocean (x) for the all-in construction price (if the offer was made after the entry into the drilling contract) or (y) for the greater of (1) the all-in construction price or (2) its fair market value, plus any break-up costs (if the offer was made upon commencement of such drilling contract);

(4)  putting a Five-Year Drilling Rig under contract for less than five years and acquiring, owning and operating such rig if, either before or after the time such rig becomes a Non-Five-Year Rig, we offer to sell such Five-Year Drilling Rig to Transocean for its fair market value (taking into account the anticipated cash flows under the associated drilling contracts) plus any break-up costs (x) after the time it becomes a Non-Five-Year Drilling Rig and (y) at each renewal or extension of that contract (other than a renewal or extension with the existing customer for that rig) for less than five years;

(5)  acquiring one or more Non-Five-Year Drilling Rigs as part of the acquisition of a controlling interest in a business or package of assets and owning, operating or contracting such Non-Five-Year Drilling Rig; provided, however, that:

(a) if less than a majority of the value of the business (before taking into account any debt or other associated liabilities) or assets acquired is attributable to Non-Five-Year Drilling Rigs, as determined in good faith by the conflicts committee of the Board, we may consummate the acquisition of the business or assets but must promptly thereafter offer to sell such Non-Five-Year Drilling Rig to Transocean for the greater of (x) their acquisition price or (y) their fair market value (taking into account, among other things, the anticipated cash flows under the associated drilling contracts), plus any break-up costs; and

(b) if a majority or more of the value of the business (before taking into account any debt or other associated liabilities) or assets acquired is attributable to Non-Five-Year Drilling Rigs, as determined in good faith by the conflicts committee of the Board, we must notify Transocean of the proposed acquisition in writing in advance of acquiring such business or assets. Transocean will, not later than the 10th calendar day following receipt of such notice, notify us if it wishes to acquire any Non-Five-Year Drilling Rig forming part of that business or package of assets in cooperation and simultaneously with our acquiring the Five-Year Drilling Rigs forming part of that business or package of assets. If Transocean does not notify us of its intent to pursue the acquisition within 10 calendar days, we may proceed with the acquisition but then must offer to sell Non-Five-Year Drilling Rigs to Transocean as provided in paragraph (a) above;

(6) acquiring a noncontrolling interest in any company, business or pool of assets;

(7)  acquiring, owning, operating or contracting any Non-Five-Year Drilling Rig if Transocean does not fulfill its obligation to purchase such Non-Five-Year Drilling Rig in accordance with the terms of any existing or future agreement;

(8)  acquiring, owning, operating or contracting any Non-Five-Year Drilling Rig that is subject to an offer to purchase by Transocean as described in paragraphs (2), (3), (4) and (5)(a) above, pending Transocean determination whether to accept such offers and pending the closing of any offers Transocean accepts;

(9) acquiring, owning, operating or contracting any Non-Five-Year Drilling Rig if Transocean has previously advised us that it consents to such acquisition, operation or contract; or
(10) acquiring, owning, operating or contracting any Non-Five-Year Drilling Rig in transactions with any other members of our company group.

Upon a change of control of us or the Transocean Member, the noncompetition provisions of the omnibus agreement will terminate immediately. Upon a change of control of Transocean, the noncompetition provisions of the omnibus agreement applicable to Transocean will terminate at the time that is the later of the date of the change of control and the date on which all of our outstanding subordinated units have converted to common units.

Transocean’s Obligation to Offer Ultra-Deepwater Drilling Rigs. Under the omnibus agreement, Transocean also is required to offer us the opportunity to purchase not less than a 51 percent interest in four of the following six drillships, of which four are currently under construction, within the five years following the closing of our public offering at the greater of fair market value (taking into account the anticipated cash flows under the associated drilling contracts) or the all-in construction cost, plus transaction costs: Deepwater Invictus, Deepwater Thalassa, Deepwater Proteus, Deepwater Pontus, Deepwater Poseidon and Deepwater Conqueror.

Right of First Offer on Drilling Rigs. Under the omnibus agreement, we and our subsidiaries have granted to Transocean a right of first offer on any proposed sale, transfer or other disposition of any Five-Year Drilling Rigs or Non-Five-Year Drilling Rigs owned by us. This right of first offer does not apply to (a) a sale, transfer or other disposition of drilling rigs between any affiliated subsidiaries or (b) merger with or into, or sale of substantially all of the assets to, an unaffiliated third-party.

Prior to engaging in any negotiation regarding any drilling rig’s disposition with respect to a Five-Year Drilling Rig or any Non-Five-Year Drilling Rig with a non-affiliated third-party, we will deliver a written notice to Transocean setting forth the material terms and conditions of the proposed transaction. During the 30-day period after the delivery of such notice, we and Transocean will negotiate in good faith to reach an agreement on the transaction. If we do not reach an agreement within such 30-day period, we will be able within the next 180 calendar days to sell, transfer, dispose or re-contract the drilling rig to a third party (or to agree in writing to undertake such transaction with a third party) on terms generally no less favorable to the third party than those offered pursuant to the written notice.

Upon a change of control of us or the Transocean Member, the provisions of the omnibus agreement relating to the right of first offer with respect to the drilling rigs will terminate immediately.

Rights of First Offer on the Equity Interests in the RigCos. Under the omnibus agreement, Transocean has granted us a right of first offer on its remaining ownership interests in each of the RigCos should Transocean decide to transfer, assign, sell or otherwise dispose of such interests. Under the omnibus agreement, we and our subsidiaries will grant a similar right of first offer to Transocean on any proposed transfer, assignment, sale or other disposition of any equity interests in each of the RigCos. Any such right of first offer will be subject to our and Transocean’s ability to agree on mutually acceptable terms of purchase, including price. These rights of first offer will not apply to a transfer, assignment, sale or other disposition of any equity interest in the RigCos between any controlled affiliates.

Prior to engaging in any negotiation regarding any disposition of equity interests in any of the RigCos to an unaffiliated third party, we or Transocean, as the case may be, will deliver a written notice to the other party setting forth the proposed material terms and conditions of the proposed transactions. During the 30-day period after the delivery of such notice, we and Transocean will negotiate in good-faith to reach an agreement on the transaction. If we do not reach an agreement within such 30-day period, we or Transocean, as the case may be, will be able, within the next 180 days, to transfer, assign, sell or otherwise dispose of any equity interest in the RigCos to an unaffiliated third party (or agree in writing to undertake such transaction with a third party) on terms generally no less favorable to us or Transocean, as the case may be, than those included in the written notice.

Upon a change of control of us or the Transocean Member, the provisions of the omnibus agreement relating to the right of first offer with respect to the equity interests in the RigCos will terminate automatically. Upon a change of control of Transocean, the right of first offer provisions applicable to Transocean under the omnibus agreement will terminate at the later of (a) the date on which all of the outstanding subordinated units have converted into common units and (b) the date of the change of control of Transocean.

Indemnification. Under the omnibus agreement, Transocean agreed to indemnify us for a period of five years through August 5, 2019, against certain environmental and human health and safety liabilities with respect to the assets contributed or sold to us to the extent arising prior to the time they were contributed or sold to us. Liabilities resulting from a change in law after the closing of our public offering are excluded from the environmental indemnity. There is an aggregate cap of $10 million on the amount of indemnity coverage provided by Transocean for such environmental and human health and safety liabilities. No claim for indemnification may be made unless the aggregate dollar amount of all claims exceeds $500,000, in which case Transocean is liable for claims only to the extent such aggregate amount exceeds $500,000.

Transocean also agreed to indemnify us to the full extent of any liabilities related to:

•

certain defects in title to Transocean’s assets contributed or sold to the RigCos and any failure to obtain, prior to the time they were contributed, certain consents and permits necessary to conduct, own and operate such assets, which liabilities arise within three years after the closing of our public offering;

•

any judicial determination substantially to the effect that the Transocean affiliate that transferred any of our initial assets to us pursuant to the contribution agreement did not receive reasonably equivalent value in exchange therefor or was rendered insolvent by such transfer; and

•	tax liabilities attributable to the operation of the assets contributed or sold to the RigCos prior to the closing of our public offering.

Transocean also had to indemnify us to the full extent of any liabilities related to:

•

any lost revenue arising out of the failure to receive an operating dayrate from Chevron for Discoverer Clear Leader, up to $100 million, for the period commencing on the closing date of our public offering through the completion of its 2014 special periodic survey. As a result of this indemnity, this out of service did not reduce the amount of our cash available for distribution.

In addition, Transocean agreed to indemnify us against any liabilities arising out of the Macondo well incident that occurred prior to our public offering and any liabilities (other than taxes) arising from Transocean’s or its subsidiaries’ failure to comply with the Consent Decree, the EPA Agreement or any similar decree or agreement. There is no monetary cap on the amount of the indemnity provided by Transocean related to the Macondo well incident, the Consent Decree by and among the U.S. Department of Justice, Transocean and certain of Transocean’s affiliates, the administrative agreement by and among the U.S. Environmental Protection Agency Transocean and certain of Transocean’s affiliates or any similar decree or agreement. However, these indemnities do not cover or include any amount of consequential damages, including lost profits or revenues.

Amendments. The omnibus agreement may not be amended without the prior approval of the Conflicts Committee of the Board if the proposed amendment will, in the reasonable discretion of the Board, adversely affect holders of our common units.

Master Services Agreements

On August 5, 2014, we entered into master services agreements with certain Transocean affiliates, pursuant to which Transocean affiliates will provide certain administrative, technical and non-executive management services to us and the RigCos and any of our other subsidiaries. The agreement has an initial term of five years.

Each of the master services agreements may be terminated prior to the end of its term by us (i) upon 90 days’ written notice for any reason in the sole discretion of the Board or (ii) immediately upon written notice if Transocean affiliates (other than us and our subsidiaries) breach any material obligation of the master services agreements and such breach shall continue for a period of 90 days after written notice has been delivered. Each of the master services agreements may be terminated prior to the end of its term by Transocean affiliates upon 90 days’ written notice of (i) a change of control of us or (ii) removal of the Transocean Member. In addition, each of the master services agreements may be terminated prior to the end of its term by either us or Transocean affiliates within 90 days of the other party:

•	commencing a voluntary case under the bankruptcy, insolvency or similar law;
•	making an assignment or any general arrangement for the benefit of creditors;
•	otherwise becoming bankrupt or insolvent;
•	receiving a decree or court order for relief in an involuntary case under the bankruptcy, insolvency or similar law; or
•	having appointed a liquidator, administrator, receiver, trustee, conservator or similar official with respect to it or any substantial portion of its property or assets.

If requested by us or our subsidiaries, the administrative, technical, management and marketing services provided by Transocean affiliates includes:

•	Headquarter Support: advice and assistance with executive oversight, accounting, finance, tax, legal, investor relations, procurement and similar activities;
•	Company Records: assistance with the maintenance of all original corporate documents and archival of contracts and other documents;
•

Financing: assistance in matters relevant to the financing of our activities, including forecasting, budgeting, accounts payable and receivable processing, taxation, accounting, the identification of sources of potential financing and assistance in negotiation of financing arrangements;

•	Human Resources: assistance in human resources matters, including hiring and recruiting, payroll processing, employee compensation and benefits administration and employee career development;
•	Insurance: advice and assistance in insurance and risk management administration, filing and managing claims and the procurement of additional insurances as may be necessary;
•	Safety and Training: assistance in handling accidents involving our drilling rigs, safety and quality control and employee training;
•

Legal Services/Disputes: assistance in legal matters, including preparation and oversight of public company reporting and compliance, general commercial and business matters and prosecution or defense of any and all legal proceedings by or against us (provided that Transocean will not be obligated to provide legal services with respect to matters in which we are adverse to Transocean);

•

Compliance Services: advice and assistance in compliance program matters including the development and implementation of an effective compliance program, code of conduct and other policies and guidelines and any applicable obligations under the Consent Decree, EPA Agreement and other governmental agreements;

•	Operations Services: assistance in the establishment of global operating procedures and standards of our drilling rigs, as well as ongoing evaluation and support;
•	Engineering and Technology Services: assistance with engineering and technology services relating to equipment modification;
•	Incident Management: assistance in handling any incidents involving our drilling rigs in the course of operations;
•	Software: licenses for all software used in connection with our drilling rigs, other than software licensed from third parties;
•

Treasury Services: assistance for all treasury functions, including cash management, making and managing investments, administering bank accounts, collecting amounts due from third parties, settling debts and settling inter-company accounts;

•	Sale and Purchase of Assets: assistance with sale and purchase of assets on behalf of our subsidiaries, including the completion and integration of such sales and purchases;
•	Procurement: assistance in global procurement, including purchasing services, logistics services and system administration;
•	Technical Supervision: assistance with services in relation to the technical and operating management of our drilling rigs; and
•

Marketing Services: advice and assistance in marketing our drilling rigs, including collecting market information, market analysis, identification of commercial agents and potential customers, negotiation and communication of contractual commitments, administration of contract modifications and disputes, monitoring of customer satisfaction, identification of contract opportunities and preparation of bids.

Each month, we reimburse Transocean affiliates for the cost of all direct labor, materials and expenses incurred in connection with the provision of these services, plus an allocated portion of Transocean affiliates shared and pooled direct costs, indirect costs and general and administrative costs as determined by Transocean’s internal accounting procedures. In addition, we pay Transocean affiliates a fee equal to the greater of (i) five percent of its costs and expenses incurred in connection with providing services to us for the month or, in the case of the provision of capital spares or inventory, a four percent markup on the capital spare or inventory plus a four percent markup on the allocable share of the costs of providing such services and, (ii) the markup required by applicable transfer pricing rules. If Transocean affiliates incur costs and expenses from third parties in the course of subcontracting the performance of services, we must reimburse Transocean affiliates at cost and are not required to pay a service fee, unless required by applicable transfer pricing rules. Amounts payable under the master services agreements must be paid within 30 days after Transocean submits to us invoices for such fees, costs and expenses.

Under the master services agreements, we indemnify Transocean affiliates, directors, officers, employees, agents and subcontractors against all actions which may be brought against them in connection with the services it performs under the master services agreements, except to the extent caused by Transocean’s affiliates gross negligence, willful misconduct or fraud. Transocean affiliates only indemnify us for damages brought in connection with the services they perform under the master services agreements to the extent caused by such gross negligence, willful misconduct or fraud except for damages arising from services rendered by Transocean affiliates in connection with certain drilling contracts with indemnity provisions that do not conform to Transocean’s contracting principles, for which Transocean affiliates do not indemnify us, regardless of cause. Transocean affiliates’ obligation to indemnify us for gross negligence or willful misconduct is limited to 10 times the annual services fee in the calendar year period prior to the occurrence giving rise to the damages, and Transocean affiliates generally have limited obligations to us for any failure to perform under such agreement in the absence of such indemnity.

In the years ended December 31, 2015 and 2014, we recognized costs of $116 million and $46 million, respectively, recorded in operating and maintenance costs and expenses, and $19 million and $11 million, respectively, recorded in general and administrative costs and expenses, for services under the master services agreements. In the years ended December 31, 2015 and 2014, we recognized insurance costs of $11 million and $5 million, respectively, recorded in operating and maintenance costs and expenses. In the years ended December 31, 2015 and 2014, we acquired $26 million and $13 million, respectively, of materials and supplies purchased through the procurement services of Transocean Offshore Deepwater Drilling Inc. (“TODDI”).

Support and Secondment Agreements

We do not currently and do not intend to have any direct employees. We rely on Transocean to provide us with our executives, the rig crews and other personnel pursuant to secondment agreements. All persons provided to us pursuant to secondment agreements remain on the payroll and benefit plans of Transocean but are under our day-to-day control and management. We reimburse Transocean for the pro rata gross payroll costs of each seconded employee in proportion to the time allocated to us by the seconded employee, including base pay, any incentive compensation and any benefits costs. We also reimburse Transocean for any applicable unemployment taxes, Social Security taxes, workers compensation coverage and severance costs (and any foreign equivalents of such taxes) in the amount allocable to the secondment. Transocean invoices us quarterly for amounts payable under the secondment agreement. The secondment agreements may be terminated by Transocean or us upon 90 days written notice.

In 2015, certain administrative professionals, and until his resignation on February 9, 2016, our former chief financial officer, were provided to us by Transocean pursuant to a support agreement. The persons providing services to us pursuant to a support agreement remain on Transocean’s payroll and perform their services on or at Transocean’s facilities. Transocean is solely responsible for all matters pertaining to their employment, compensation and discharge. Such persons may spend only a portion of their time providing services to us and they may be engaged in other work separate from support services on our behalf. We reimburse Transocean for the pro rata expenses associated with the compensation and benefits of all persons covered by the support agreement according to the time spent by each person in providing us support services, as well as certain direct costs and expenses incurred in offering the services. The support agreement may be terminated by mutual agreement of Transocean and us.

We are also responsible under both the secondment agreements and support agreement for any excise, sales, use, transfer, stamp, documentary, filing, recordation or similar taxes and any value added, goods and services or similar recoverable indirect and other similar taxes imposed as a result of a secondment agreement or support agreement. In addition, we indemnify Transocean for any liabilities that may arise from events with respect to the seconded employees or personnel providing services under a support agreement, except to the extent caused by the gross negligence, willful misconduct or fraud of such persons. Transocean indemnifies us for any liabilities that may arise from the failure of Transocean to carry out its duties for the payment of payroll, costs and expenses for seconded employees or personnel providing services under a support agreement, or the provision of benefits related thereto.

RigCo Governing Documents

We currently own a 51 percent ownership interest in each of the RigCos and control their operations and activities. The Transocean Member owns a 49 percent noncontrolling interest in each of the RigCos. We, and the Transocean Member, have entered into governing documents for each of the RigCos that govern the ownership and management of each of the RigCos. Each of the RigCos is managed by its board of directors. Pursuant to such governing documents, we are able to control the election of these boards of directors as the majority interest owner. Subject to the approval of the board of directors of each of the RigCos, each RigCo will transfer its available cash to its equity holders each quarter. Approval of the conflicts committee of the Board will be required to amend the RigCos’ governing documents.

Contribution Agreement

On July 29, 2014, we entered into a contribution agreement with the Transocean Member that gave effect to certain of the formation transactions, including the Transocean Member’s transfer to us of a 51 percent ownership interest in each of the RigCos. In connection with the formation transactions under the contribution agreement, the Transocean Member retained “the obligation for the payment” of the quarterly royalty fees under the dual-activity license agreement through the patent expiration (see Dual-activity License Agreements below).

Revolving Credit Facilities

In March 2014, we entered into credit agreements with TODDI, establishing three credit facilities with an aggregate borrowing capacity of $300 million, and effective as of August 5, 2014, we terminated these credit agreements. On July 29, 2014, we entered into agreements with a Transocean Ltd. affiliate to establish a working capital note payable in the principal amount and for cash proceeds of $43 million. On July 17, 2015, we made a cash payment of $43 million to repay the borrowings outstanding under the working capital note payable.

Five-Year Revolving Credit Facility

On August 5, 2014, we entered into a five-year revolving credit facility with a Transocean affiliate, which is scheduled to expire on August 5, 2019, to establish a committed $300 million five-year revolving credit facility that allows for uncommitted increases in amounts agreed to by the Transocean affiliate and us (the “Five-Year Revolving Credit Facility”). We may borrow under the Five-Year Revolving Credit Facility at either (1) the adjusted London Interbank Offered Rate (“LIBOR”) plus a margin (the “revolving credit facility margin”), which ranges from 1.625 percent to 2.250 percent based on our leverage ratio, as defined, or (2) the base rate specified in the credit agreement plus the revolving credit facility margin, less one percent per annum. Throughout the term of the Five-Year Revolving Credit Facility, we are required to pay a commitment fee on the daily unused amount of the underlying commitment, which ranges from 0.225 percent to 0.325 percent based on our leverage ratio, as defined. Among other things, the Five-Year Revolving Credit Facility includes limitations on creating liens, incurring subsidiary debt, transactions with affiliates, sale/leaseback transactions, mergers and the sale of substantially all assets. The Five-Year Revolving Credit Facility also includes a covenant imposing a maximum debt ratio, as defined in the credit agreement. Borrowings under the Five-Year Revolving Credit Facility are subject to acceleration upon the occurrence of an event of default. At December 31, 2015, based on our leverage ratio on that date, the revolving credit facility margin was 1.625 percent. At December 31, 2015, we had no borrowings outstanding and $300 million available borrowing capacity under the Five-Year Revolving Credit Facility.

Working Capital Note Payable and Customer Receivables Guaranty Agreements

On July 29, 2014, we entered into agreements with Transocean to establish a working capital note payable in the principal amount and for cash proceeds of $43 million that was due and payable at maturity on July 28, 2015. On July 17, 2015, we made a cash payment of $43 million to repay the borrowings outstanding under the working capital note payable. The working capital note payable bore interest at the adjusted one-month LIBOR plus a margin (the “working capital note margin”), which ranged from 1.625 percent to 2.250 percent based on our leverage ratio, as defined in the Five-Year Revolving Credit Facility. The proceeds from the working capital note payable were used as partial consideration for contributed working capital in connection with the acquisition of interests in the RigCos. In connection with the acquisition, Transocean agreed to guarantee the payment of any receivables held by the RigCos at the closing of the acquisition. In addition, the assignment and bill of sale agreements for the acquisition contained a true-up mechanism whereby we were required to pay Transocean for the amount by which our pro rata share of actual net working capital, as determined within 60 days after the acquisition, exceeded our pro rata share of estimated net working capital at the time of the acquisition, and Transocean was required to pay us if such actual net working capital was determined to be less than such estimated net working capital.

Dual-activity License Agreements

All three of our drilling units are equipped with Transocean’s patented dual‑activity technology. Dual-activity technology employs structures, equipment and techniques using two drilling stations within a dual derrick to perform drilling tasks. Dual-activity technology allows our rigs to perform simultaneous drilling tasks in a parallel rather than sequential manner and reduces critical path activity, improving efficiency in both exploration and development drilling. The predecessor associated with our rigs entered into license agreements with TODDI for the use of the patented technology through the expiration of the patents in May 2016. Also, under the license agreements, we are and the predecessor was required to pay to TODDI quarterly patent royalty fees of between 3 percent and 5 percent of revenues. Under the contribution agreement, Transocean retained the obligation for the payment of the quarterly patent royalty fees.

Policies for Approval of Related Person Transactions

Our Audit Committee has adopted a written policy with respect to related party transactions. Under the related person transaction policy, a “Related Person Transaction” is any transaction, or series of similar transactions in which (i) the Company was or is to be a participant, (ii) where the amount involved exceeds US $120,000, and (iii) in which any Related Person had or will have a direct or indirect material interest, provided that a Related Person Transaction excludes any transaction that does not require disclosure under Item 404(a) of Regulation S-K. A “Related Person” is (i) any person who is, or at any time since the beginning of our last fiscal year was, a director or executive officer of the Company, or who is a nominee to become a director of the Company, (ii) a person known by the Company to be the beneficial owner of more than 5% of any class of the Company’s voting securities, (iii) any immediate family member of any of the foregoing persons, and (iv) any entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest except for Transocean. Transactions between the Company and Transocean are governed solely by the LLC Agreement.

Pursuant to our Related Person Transaction policy, any Related Person Transaction must be approved or ratified by the Audit Committee at its next regularly scheduled meeting, or, in instances where it is not practicable or desirable for the Company to wait until the next scheduled meeting, the chairman of the Audit Committee has the delegated authority to act on behalf of the Audit Committee between Audit Committee meetings. In approving any Related Person Transaction, the Audit Committee or the chairman of the Audit Committee, as applicable, must consider all relevant facts and circumstances available.

Transactions with Related Persons, though not classified as Related Person Transactions by our policy and thus not subject to its review and approval requirements, may still need to be disclosed if required by the applicable securities laws, rules and regulations.

Other than compensation agreements and other arrangements, which are described under Executive and Director Compensation and the transactions described above, since January 1, 2015, there has not been, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a party in which the amount involved exceeded or will exceed $120,000 and in which any of our directors, executive officers, holders of more than 5% of any class of our voting securities or any member of the immediate family of the foregoing persons had or will have a direct or indirect material interest.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has reviewed and discussed the audited financial statements of the Company for the year ended December 31, 2015, with management, our internal auditors and Ernst & Young LLP. In addition, the Audit Committee has discussed with Ernst & Young LLP, the independent registered public accounting firm for the Company, the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Sarbanes-Oxley Act of 2002 requires certifications by the Company’s chief executive officer and chief financial officer in certain of the Company’s filings with the SEC. The Audit Committee has further periodically reviewed such other matters as it deemed appropriate, including other provisions of the Sarbanes-Oxley Act of 2002 and rules adopted or proposed to be adopted by the SEC and the NYSE. The Audit Committee also has received the written disclosures and the letter from Ernst & Young LLP regarding the auditor’s independence pursuant to the applicable requirements of the Public Company Accounting Oversight Board Ethics and Independence Rule 3526, and it has reviewed, evaluated and discussed the written disclosures with that firm and its independence from the Company. The Audit Committee also has discussed with management of the Company and the independent registered public accounting firm such other matters and received such assurances from them as it deemed appropriate. Based on the foregoing review and discussions and relying thereon, the Audit Committee recommended to the Company’s Board of Directors the inclusion of the Company’s audited financial statements for the year ended December 31, 2015, in the Company’s Annual Report on Form 10-K for such year filed with the SEC.

Members of the Audit Committee:

Michael D. Lynch-Bell, Chairman

Glyn A. Barker

Norman J. Szydlowski

EXECUTIVE OFFICERS

We have included the following information, presented as of March 10,  2016, on our executive officers.

We currently do not employ any of our executive officers and rely solely on Transocean to provide us with personnel who will perform executive officer services for our benefit pursuant to the support or secondment agreements and who will be responsible for our day-to-day management subject to the direction of the Board. Transocean also provides certain advisory and operational management services to our fleet and will provide management, administrative, financial and other support services to us pursuant to the master services agreements and the support or secondment agreements.

The Board elects the officers of the Company.

Officer	Office	Age
Kathleen S. McAllister	President, Chief Executive Officer and Chief Financial Officer	51

KATHLEEN S. MCALLISTER, age 51, has served as our President & Chief Executive Officer since June 2014 and was appointed as a director in July 2014. Since February 9, 2016, she has served as both our President & Chief Executive Officer and Chief Financial Officer. From June 2014 to July 2014, Ms. McAllister also served as our Interim Chief Financial Officer. From December 2011 to June 2014, Ms. McAllister served as Vice President and Treasurer of Transocean, and from March 2011 to December 2011, she served as Assistant Treasurer of Transocean. Ms. McAllister joined Transocean in August 2005 and served as Director of Tax Reporting until January 2008. She subsequently served as Finance Director for the Americas Business Unit and the North America Division from January 2008 to March 2011. Before joining Transocean, she served in various tax, treasury and finance roles at Helix Energy Solutions Group, Veritas DGC Inc. and Baker Hughes Inc. and began her career at Deloitte & Touche. Ms. McAllister earned a Bachelor of Science degree in Accounting from the University of Houston in 1989.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of the Record Date, except as indicated by the footnotes below, regarding the beneficial ownership of our common units:

•	each person or group who is known by us to own beneficially more than 5% of our outstanding common units;
•	each of our named executive officers;
•	each of our directors; and
•	all of our executive officers and directors as a group.

Unless otherwise noted below, the address of each beneficial owner listed in the table is c/o Transocean Partners LLC, 40 George Street, London W1U 7DW, United Kingdom.

Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days. Units subject to options that are currently exercisable or exercisable within 60 days of the Record Date are deemed to be outstanding and beneficially owned by the person holding the options. These units, however, are not deemed outstanding when computing the percentage ownership of any other person. Percentages of beneficial ownership in the table below are based on 41,015,787 common units outstanding on the Record Date. Except as disclosed in the footnotes to the following table and subject to applicable community property laws, we believe that each unitholder identified in the table possesses sole voting and investment power over all units shown as beneficially owned by the unitholder.

	Common Units Beneficially Owned (#)	Percent Common Units Outstanding (%)
Name
5% Unitholders:
Transocean Ltd.
Chemin de Blandonnet 10
1214 Vernier
Switzerland
Transocean Partners Holdings Limited
P.O. Box 10342
70 Harbour Drive, 4th Floor
Grand Cayman
Cayman Islands	21,254,310(1)	51.8

Capital Research Global Investors
333 South Hope Street
Los Angeles, CA 90071	3,088,143(2)	7.5

Adage Capital Partners, L.P.
Adage Capital Partners GP, L.L.C.
Adage Capital Advisors, L.L.C.
Robert Atchinson
Phillip Gross
200 Clarendon Street, 52nd Floor
Boston, MA 02116	2,396,209(3)	5.8

Named Executive Officers and Directors:
Glyn A. Barker	4,980(4)	*
Michael D. Lynch-Bell	6,480(4)	*
Kathleen S. McAllister	9,486	*
Samuel J. Merksamer	4,980(4)	*
Mark L. Mey	0	—
John K. Plaxton	5,980(4)	*
Norman J. Szydlowski	7,980(4)	*
All Current Directors and Executive Officers as a Group (7 persons)	39,886	*

(1)

The number of units is based on the Schedule 13G/A filed with the SEC on February 3, 2016, by Transocean Partners Holdings Limited and Transocean Ltd. According to the Schedule 13G/A, Transocean Ltd. and Transocean Partners Holdings Limited, a wholly owned subsidiary of Transocean Ltd., have shared voting and dispositive power over 21,254,310 common units. Transocean Partners Holdings Limited also owns 27,586,207 subordinated units, representing 100% of the subordinated units of the Company.

(2)

The number of units is based on the Schedule 13G filed with the SEC on February 16, 2016, by Capital Research Global Investors. According to the Schedule 13G, Capital Research Global Investors has sole voting and dispositive power over 3,088,143 common units.

(3)

The number of units is based on the Schedule 13G/A filed with the SEC on February 16, 2016, by Adage Capital Partners, L.P., Adage Capital Partners GP, L.L.C., Adage Capital Advisors, L.L.C., Robert Atchinson and Phillip Gross. According to the Schedule 13G/A, Adage Capital Partners, L.P., Adage Capital Partners GP, L.L.C., Adage Capital Advisors, L.L.C., Robert Atchinson and Phillip Gross have shared voting and dispositive power over 2,396,209 common units.

(4)

Includes 4,980 unvested phantom units, which are 1-for-1 common unit equivalents, pursuant to the Company’s long-term incentive plan. The phantom units vest at the earlier of (i) May 5, 2016 or (ii) the next regular annual meeting of the Issuer's unitholders following the grant date.

*Represents beneficial ownership of less than one percent (1%) of our common units.

EXECUTIVE AND DIRECTOR COMPENSATION

We are an “emerging growth company” as defined under the Jumpstart Our Business Startups (“JOBS”) Act. As such, we are permitted to meet the disclosure requirements of Item 402 of Regulation S-K by providing the reduced disclosure required of a “smaller reporting company.” For instance, because we are an emerging growth company, we are not required to include a Compensation Discussion & Analysis section in this proxy statement. In addition, we are not required to hold unitholder advisory votes on executive compensation. We could be an emerging growth company for up to five years from August 5, 2014, the date of our initial public offering, or until the earliest of (1) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (2) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which would occur at the end of the fiscal year during which the market value of our units that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (3) the date on which we have issued more than $1 billion in non- convertible debt during the preceding three-year period.

Summary Compensation Table

The following table presents information concerning the total compensation for Ms. McAllister, our President  & Chief Executive Officer and Chief Financial Officer, and Mr. Taylor, our former Chief Financial Officer (Ms. McAllister and Mr. Taylor were our only executive officers in 2015, and are referred to herein as the “named executive officers” for fiscal year 2015; Mr. Taylor resigned as our Chief Financial Officer on February 9, 2016). In 2015, the Company provided for the compensation of Ms. McAllister in accordance with our policies and procedures, and Transocean or its affiliates provided for the compensation of Mr. Taylor in accordance with their own policies and procedures. The amount of our reimbursement to Transocean or its affiliates for the time of our officers depends on an estimate of the percentage of time our officers spend on our business and is based upon a percentage of the salary and benefits Transocean or its affiliates pays to such officers.

Name and Principal Position	Year	Salary ($)(3)	Bonus ($)	Stock Awards ($)(4)	Option Awards	Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)(6)	Total ($)
Kathleen S. McAllister	2015	360,000	180,000	541,349	—	180,000	458,295	1,719,644
President, Chief Executive Officer and Chief Financial Officer(1)	2014	150,000	—	—	—	66,609	159,383	375,992

Garry Taylor	2015	58,695	—	65,572	—	—	60,006	184,273
Former Chief Financial Officer(2)	2014	28,210	4,899	—	—	12,980	40,909	86,998

(1)

During the period from August 5, 2014 to December 31, 2014 and in 2015, Ms. McAllister devoted substantially all of her business time to the Company. Accordingly, 100% of the compensation paid by Transocean to Ms. McAllister during the period from August 5, 2014 to December 31, 2014 and in 2015 is reported in this table.

(2)

During the period from August 5, 2014 to December 31, 2014 and in 2015, Mr. Taylor devoted approximately 25% and 21.5%, respectively, of his business time to the Company. Accordingly, approximately 25% and 21.5%, respectively, of the compensation paid by Transocean to Mr. Taylor during such periods is reported in this table.

(3)	Reflects the executive’s salary for services for the applicable period.
(4)

Represents the aggregate grant-date fair value under accounting standards for recognition of share-based compensation expense.  For a discussion of the valuation assumptions with respect to these awards, please see note 11 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015.

(5)	Reflects the value of annual cash incentives earned for the periods, as described below.
(6)	All Other Compensation for 2015 includes the following:

Name	Company Contributions to Savings Plans(a) ($)	Life, Health and Welfare Insurance Premiums ($)	Club Membership Dues ($)	Expatriate Assignment Allowances(b) ($)	Expatriate Relocation Pay and Geographic Differential ($)	Expatriate Net Tax Paid(c) ($)	Distribution Equivalents on Phantom Units(d) ($)
Kathleen S. McAllister	52,317	11,733	1,479	84,305	—	287,299	21,162

Garry Taylor(e)	8,697	2,671	—	36,374	7,138	—	5,126

(a)	Ms. McAllister participates in the U.S. 401(k) Savings Plan. Mr. Taylor participates in the Transocean International Retirement Savings Plan.
(b)

Amounts represent automobile allowances, housing allowances for Ms. McAllister ($68,509) and Mr. Taylor ($27,770); home country leave allowances for Ms. McAllister ($15,795) and Mr. Taylor; and dependent education benefits for Mr. Taylor.

(c)	Amounts include taxes paid by the Company in 2015 in connection with Ms. McAllister’s expatriate assignment.
(d)	These distribution equivalents were credited in 2015 but will not be paid until the phantom units vest.
(e)	Actual amounts earned during 2015 may be more than amounts reported because certain benefits reported here represent only the amounts attributable to services performed for the Company.

Material Terms of Employment Arrangements

For 2015, Ms. McAllister’s base salary was $360,000, and she had a target bonus opportunity of 50% of her base salary. In 2015, Ms. McAllister further received an additional discretionary cash bonus of $180,000.

For 2015, $58,695 of Mr. Taylor’s base salary was earned and attributable to Transocean Partners LLC, and he had a target bonus opportunity of 50% of his 2015 base salary.

Ms. McAllister’s target bonus opportunity measures were established at the beginning of 2015 and were based on focus areas approved by the Compensation Committee.  Based on the Board’s evaluation of performance against the established focus areas, the bonus achievements under these measures for Ms. McAllister were determined to be at target. Mr. Taylor’s bonus opportunity for 2015 was entirely based on Transocean Ltd.’s measures; a portion of his discretionary cash bonus, calculated on the basis of his business time devoted to the Company, was allocated to the Company.

In connection with our initial public offering, we adopted the Transocean Partners LLC 2014 Incentive Compensation Plan (“ICP”) for our employees and non-employee directors and for employees of our affiliates who are seconded to us or who provide services to us. We may issue our non-employee directors, executive officers and other employees and employees of our affiliates long-term equity based awards under the plan, which awards are intended to attract and retain qualified employees and non-employee directors, to encourage the sense of proprietorship of such persons, and to stimulate the active interests of such persons in the development and financial success of our company. The ICP provides for the grant, from time to time at the discretion of the administrator, of unit awards, restricted units, phantom units, unit options, unit appreciation rights, distribution equivalent rights and other unit-based awards.

The grant-date fair value of the phantom units granted to the named executive officers under the ICP during 2015, and as documented in the Summary Compensation Table, were as follows:

Kathleen S. McAllister	$541,349

Garry Taylor	$65,572

Outstanding Equity Awards at 2015 Fiscal Year-End

Name	Grant / Award Date	Number of Units That Have Not Vested(1)	Market Value of Units That Have Not Vested(2)	Equity Incentive Plan Awards: Number of Unearned Units That Have Not Vested(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Units That Have Not Vested(2)
Kathleen S. McAllister	2/26/2015	19,459	$171,823
	2/26/2015			19,459	$171,823

Garry Taylor	2/26/2015	4,714	$41,625

(1)	Represents time-vested phantom unit awards. Awards vest in one-third increments over a three-year period on March 1 of each year, beginning on March 1, 2016.
(2)	For purposes of calculating the amounts in these columns, the closing price of our common units on the NYSE on December 31, 2015 of $8.83 was used.
(3)

Represents a performance-based phantom unit award, which is subject to a one-year performance period ended on December 31, 2015. Once earned, the phantom units vest in one-third increments over a three-year period on March 1 of each year, beginning on March 1, 2017.

Material Terms of Post-Employment Compensation Arrangements

Retirement Benefits

Our named executive officers are eligible to participate in the employee benefit plans and programs Transocean Ltd. offers to its employees, subject to the terms and eligibility requirements of those plans.

Severance Arrangements

Our Chief Executive Officer, and any other executive officers approved by the Compensation Committee, are eligible to participate in the Transocean Partners LLC Executive Severance Policy (the “Policy”). The Policy provides that upon a participant’s involuntary termination of employment other than for Cause or a voluntary termination of employment for Good Reason (as such terms are defined in the Policy), the participant would be entitled to the following payments and benefits:

•	a lump sum payment equal to a pro-rata share of the participant’s target bonus opportunity;
•	a lump sum payment equal to one year’s base salary;
•	outplacement services in an amount not to exceed a cost of 5% of the participant’s base salary; and
•	accelerated vesting of outstanding equity awards, consistent with the Company’s current practice for non-executive employees.

In order to receive the severance benefits, a participant must sign a binding waiver, release, and separation agreement, which includes a one-year restriction on solicitation of customers and employees.

Mr. Taylor’s resignation did not qualify for participation under the Policy. However, on February 9, 2016, the Compensation Committee of the Board accelerated the vesting of his outstanding time-vested phantom unit awards.

Director Compensation

Directors who are employees of the Company or Transocean do not receive compensation for Board service. At present, all of the directors, except Ms. McAllister, our President  & Chief Executive Officer and Chief Financial Officer, and Mr. Mey, Chief Financial Officer of Transocean, are non-employees and receive compensation for Board service. We use a combination of cash and equity compensation to attract and retain qualified candidates to serve on the Board.

In 2015, non-employee director compensation included the following fixed components:

Annual Retainer – non-employee directors	$75,000	(1)
Additional Annual Retainer for Chairman of the Board and Committee Chairmen:
Chairman of the Board	$25,000
Chairman Audit Committee	$15,000
Chairman Conflicts Committee	$15,000
Chairman Compensation Committee	$10,000
Per diem travel allowance for travel expenses to attend board meetings from overseas	$2,500
Grant of Phantom Units – non-employee directors	$75,000	(2)

(1)	The annual pro-rated cash retainer was decreased from $150,000 to $75,000 on May 5, 2015.
(2)

Phantom Units are granted to each non-employee director annually and have an aggregate grant-date fair value equal to $75,000, based upon the average of the high and low sales prices of our units for each of the 10 trading days immediately prior to the date of grant. The phantom units vest on the date first to occur of (i) the first anniversary of the date of grant or (ii) the annual meeting next following the date of grant, subject to continued service through the vesting date. Vesting of the phantom units is not subject to any performance measures.

At the Board meeting held immediately after the 2015 annual meeting of our unitholders, the Board granted 4,980 phantom units to each non-employee director in aggregate value equal to $75,000, based upon the average of the high and low sales prices of our units for the 10 trading days immediately prior to the date of grant (calculated at $15.06 per unit). The phantom units vest on the date first to occur of (i) the first anniversary of the date of grant; or (ii) the annual meeting next following the date of grant, subject to continued service on the Board through the vesting date. Each non-employee director is required to acquire and retain a number of our units at least equal in value to an amount three times the annual director retainer.

2015 Director Compensation Table

The following table provides information regarding all compensation earned by or paid to each director for their services as a director during 2015. Neither Ms. McAllister nor Mr. Mey received any separate compensation for her or his service as director during 2015.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)

Glyn A. Barker	119,802	75,148	5,416	200,366
Michael D. Lynch-Bell	116,867	75,148	5,416	197,431
Samuel J. Merksamer	100,549	75,148	25,416	201,113
John K. Plaxton	115,549	75,148	5,416	196,113
Norman J. Szydlowski	100,549	75,148	35,416	211,113

(1)

Represents the aggregate grant date fair value under accounting standards for recognition of share-based compensation expense.  For a discussion of the valuation assumptions with respect to these awards, please see note 11 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015. The aggregate number of unvested phantom units outstanding at December 31, 2015 for each non-employee director was as follows: Mr. Barker, 4,980 unvested phantom units; Mr. Lynch-Bell, 4,980 unvested phantom units; Mr. Merksamer, 4,980 unvested phantom units; Mr. Plaxton, 4,980 unvested phantom units; and Mr. Szydlowski, 4,980 unvested phantom units.

(2)

Reflects (i) per diem travel allowance for travel expenses to attend board and committee meetings of $20,000 for Mr. Merksamer and $30,000 for Mr. Szydlowski and (ii) $5,416 of distribution equivalents credited in 2015 but that will not be paid until the related phantom units vest with respect to each of Messrs. Barker, Lynch-Bell, Merksamer, Plaxton and Szydlowski, respectively.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Our directors, executive officers and beneficial owners of more than 10% of the Membership Interests are required to file initial reports of ownership and reports of changes of ownership of our Membership Interests with the SEC. Based upon a review of these filings and written representations from our directors and executive officers and beneficial owners of more than 10% of the Membership Interests, all required filings were timely made.

Submission of Unitholder Proposals for 2017 Annual Meeting

Unitholder Proposals in the Proxy Statement. Under Rule 14a-8(e) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, proposals of unitholders intended to be presented at the 2017 annual meeting of unitholders must be received by us on or before November 17,  2016, to be eligible for inclusion in our proxy statement and proxy card related to that meeting. Only proper proposals under Rule 14a-8 of the Exchange Act that are timely received will be included in the proxy statement and proxy card for our 2017 annual meeting of unitholders.

Unitholder Proposals and Nominations for Directors to Be Presented at Meetings. If you desire to bring a matter before an annual meeting of unitholders (including the nomination of any director) and the proposal is submitted outside the process of Rule 14a-8, you must follow the procedures set forth in the LLC Agreement. The LLC Agreement provides that for a proposal to be properly brought by a unitholder (other than the Transocean Member) before an annual meeting of unitholders, such unitholder must provide notice thereof in writing to the Secretary of the Company not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the anniversary of the meeting date of the immediately preceding annual meeting, and, in such notice, provide to us certain information relating to the proposal provided, however, that if the scheduled annual meeting date is called for a date that is more than 30 days before or more than 70 days after such anniversary date, notice by such unitholder, to be timely, must be so delivered or received not earlier than the close of business on the 120th day and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if less than 100 days’ prior notice or public disclosure of the scheduled meeting date is given or made, the 10th day following the earlier of the day on which the notice of such meeting was mailed to unitholders or the day on which such public disclosure was made. Any unitholder proposal received at our principal executive offices before January 5, 2017, or after February 4, 2017, will be considered untimely and, if presented at the 2017 annual meeting of unitholders, the proxy holders will be able to exercise discretionary authority to vote on any such proposal to the extent authorized by Rule 14a-4(c) promulgated under the Exchange Act. Any such unitholder’s notice to the Secretary of the Company shall set forth the information set forth in the LLC Agreement with respect to each matter such unitholder proposes to bring before the annual meeting.

Nominations for persons for election as elected directors may only be made at a meeting at which nominated directors are to be elected. Such nominations can be made by any member or group of members other than the Transocean Member or its affiliates that holds beneficially 10 percent or more of our outstanding common units, provided written notice is supplied and subject to certain timing requirements set forth above. The notice must set forth for each person nominated for election:

•	the person’s name, age, business address and residential address;
•	the person’s principal occupation or employment;
•	a certification that such person meets the qualifications of an elected director;
•	a certification as to whether such person is, and intends to remain, a U.K. tax resident;
•	a certification as to whether such person meets the criteria for service on the conflicts committee;
•	certain information about the person required to be disclosed under Section 14 of the Exchange Act; and
•	a description of certain relationships and compensation arrangements between the nominee and the nominating member or group of members.

The notice must set forth for each member or group giving the notice, or the beneficial owner on whose behalf the nomination is made:

•	the member’s, group’s or beneficial owner’s name and address;

•

certain information regarding the member’s, group’s or beneficial owner’s or their immediate families’ direct or indirect interest in us, including, among others, any voting agreements, derivative instruments, pledges, rights to distributions or performance-related fees;

•	a representation that such member, group or beneficial owner is a record holder, is entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person;
•	a description of all agreements between such member, group or beneficial owner and each proposed nominee;
•	a representation whether such member, group or beneficial owner intends to deliver a form of proxy to holders of outstanding interests or otherwise solicit proxies or votes; and
•	any other information relating to such member, group or beneficial owner that would be required under Section 14 of the Exchange Act.

Any proposals must be sent, in writing, to the Corporate Secretary, Transocean Partners LLC, 40 George Street, London W1U 7DW, United Kingdom.

The Board may refuse to transact any business or to acknowledge the nomination of any person if you fail to comply with the foregoing procedures. For more information regarding nominations of directors, please consult our LLC Agreement. You may obtain a copy of our LLC Agreement, in which these notice procedures and requirements are set forth, upon written request to the Company’s Corporate Secretary or on the Company’s website at: www.transoceanpartners.com under “Investor Relations - Governance.”

Forward-Looking Statements

The statements included in this proxy statement, regarding future financial performance and results of operations and other statements that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include, but are not limited to, statements about the following subjects: the offshore drilling market, customer drilling contracts, tax matters, including our effective tax rate, legal and regulatory matters, and our ability to make acquisitions. Such statements are subject to numerous risks, uncertainties and assumptions, including, but not limited to: operating hazards and delays actions by customers and other third parties, conditions in the capital markets and those described under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015, and in our other filings with the SEC. Forward-looking statements are identifiable by words such as the following or similar expressions: “anticipates,” “could,” “forecasts,” “might,” “projects,” “believes,” “estimates,” “intends,” “plans,” “expects,” “may,” “predicts,” “scheduled,” or “should.” Should one or more of these risks or uncertainties materialize (or the other consequences of such a development worsen), or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or expressed or implied by such forward-looking statements. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements, except as required by law.

TRANSOCEAN PARTNERS LLC 40 GEORGE STREET LONDON W1U 7DW UNITED KINGDOM VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.  ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.  VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.  VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E00874-P75466  KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.  TRANSOCEAN PARTNERS LLC  For  Withhold  For All All All Except  The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees: 1) Glyn A. Barker 2) Michael D. Lynch-Bell 3) John K. Plaxton Norman J. Szydlowski To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.  The Board of Directors recommends you vote FOR proposal 2: For  Against  Abstain  2. Ratification of the appointment of Ernst & Young LLP as the company's independent registered public accounting firm for fiscal year 2016.  If you do not provide specific voting instructions, your voting rights will be exercised in the manner proposed by the Board of Directors, "FOR" each director listed in proposal 1 and "FOR" proposal 2.  NOTE: In the event any other business may properly come before the meeting or any adjournment thereof, your units will be voted in accordance with the recommendation of the Board of Directors.  For address change/comments, mark here (see reverse for instructions) Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.  Signature [PLEASE SIGN WITHIN BOX]   Date  Signature (Joint Owners)  Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.  E00875-P75466  TRANSOCEAN PARTNERS LLC ANNUAL MEETING PROXY CARD THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF TRANSOCEAN PARTNERS LLC FOR THE ANNUAL MEETING OF UNITHOLDERS TO BE HELD ON MAY 05, 2016  The undersigned hereby appoints Kathleen S. McAllister and Raoul F. Dias and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote as provided on the other side, all the units of Transocean Partners LLC ("Transocean Partners") that the undersigned is entitled to vote at the Transocean Partners Annual Meeting of Unitholders on May 05, 2016, at 5:00 p.m. local time at 40 George Street, 4th Floor, London W1U 7DW, United Kingdom and at any adjournment or postponement thereof.   Address Changes/Comments:   (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)   Continued and to be signed on reverse side